SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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TOWER INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tower International, Inc.
17672 Laurel Park Drive North, Suite 400E
Livonia, Michigan 48152

March 25, 2014

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Tower International, Inc. (the “Company”), which will be held in the Laurel Park Office Complex located at 17672 Laurel Park Drive North, Livonia, Michigan at 8:30 a.m. local time on April 25, 2014.

This booklet includes the Notice of Annual Meeting and the Proxy Statement, which contain information about the formal business to be acted on by the Company’s stockholders, including the election of two directors, approval of the amendment and restatement of the Company’s 2010 Equity Incentive Plan, a non-binding advisory vote on executive compensation, and ratification of the appointment of auditors. I urge you to read the accompanying Proxy Statement thoroughly. As described in greater detail in the Proxy Statement, the Board of Directors of the Company recommends a vote “FOR” each of the two directors, approval of the amendment and restatement of the Company’s 2010 Equity Incentive Plan, approval of a non-binding resolution to approve the compensation of the Company’s executive officers and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The Annual Meeting will also feature a report on the operations of the Company and a discussion period at which management will respond to appropriate questions.

We hope that you will be able to attend the Annual Meeting. However, whether or not you plan to attend in person, we ask that you complete, sign, date and return the enclosed proxy or voting instruction card(s) promptly in the enclosed envelope to ensure that your shares will be represented. If you do attend the Annual Meeting and wish to vote your shares personally, you may revoke your proxy at or prior to the Annual Meeting.

Sincerely yours,

Mark Malcolm
President and Chief Executive Officer

Tower International, Inc.
17672 Laurel Park Drive North, Suite 400E
Livonia, Michigan 48152

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 25, 2014

To the Stockholders of Tower International, Inc.

NOTICE IS HEREBY GIVEN regarding the 2014 Annual Meeting of Stockholders of Tower International, Inc. (the “Company”), as follows:

Date and Time	8:30 a.m., local time, on Friday, April 25, 2014
Location	17672 Laurel Park Drive North, Livonia, Michigan. Directions to attend the meeting in person may be obtained by contacting Investor Relations at (248) 675-6457.
Items of Business	Election of two directors to hold office for a term of three years;
Approval of the amendment and restatement of the Company’s 2010 Equity Incentive Plan;
Advisory vote on executive compensation;
Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and
Action upon such other business that may properly come before the Annual Meeting.
Record Date	The stockholders of record at the close of business on March 18, 2014 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.
Proxy Voting	It is important that your shares of common stock be represented and voted at the Annual Meeting. You should have received either a proxy card or a voting instruction card with the Proxy Statement. If you hold your shares directly, you should have received a proxy card. If you are not the named holder of your shares, you should have received a voting instruction card. You can vote your shares by completing and returning your proxy card or voting instruction card to the Company or to your broker, as applicable. Voting instructions are printed on your proxy card or voting instruction card and are described in the accompanying Proxy Statement. You can revoke your proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.

By Resolution of the Board of Directors,

Nanette Dudek
Secretary

March 25, 2014

i

ii

TOWER INTERNATIONAL, INC.
17672 Laurel Park Drive North, Suite 400E
Livonia, Michigan 48152

PROXY STATEMENT

These proxy materials are being provided in connection with the 2014 Annual Meeting of Stockholders of Tower International, Inc. This Proxy Statement, the accompanying proxy card or voting instruction card, and our 2013 Annual Report to Stockholders were first mailed to stockholders on or about March 25, 2014. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote in connection with the 2014 Annual Meeting of Stockholders.

What is the purpose of the Annual Meeting?

The Annual Meeting will be the Company’s regular, annual meeting of stockholders. You will be voting on the following matters at the Annual Meeting:

1.	election of two directors to hold office for a term of three years;
2.	approval of the amendment and restatement of the Company’s 2010 Equity Incentive Plan;
3.	a non-binding resolution approving the compensation of the Company’s executive officers;
4.	ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014; and
5.	any other business that may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote?

The Board of Directors recommends a vote:

1.  For the election of Frank English, Jr. and Jonathan Gallen as directors for three year terms;

2.  For approval of the amendment and restatement of the Company’s 2010 Equity Incentive Plan;

3.  For the non-binding resolution approving the compensation of the Company’s executive officers; and

4.  For the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Who is entitled to vote at the Annual Meeting?

The Board of Directors has set March 18, 2014 as the record date for the Annual Meeting (the “Record Date”). All stockholders who owned common stock of the Company at the close of business on the Record Date may attend and vote at the Annual Meeting.

How many votes can be cast by stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting. There were 20,590,935 shares of our common stock outstanding and entitled to vote as of the close of business on the Record Date.

How many votes must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. A “quorum” is a majority of the outstanding shares of common stock as of the Record Date. Your shares are counted as present at the Annual Meeting if either you are present at the Annual Meeting and vote in person, or a proxy card or voting instruction card has been properly submitted by you or on your behalf to the Company or your broker, as applicable. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee lacks the discretionary authority to vote on certain matters or has not received a completed voting instruction card providing voting instructions from the beneficial owner in respect of these specific matters.

How many votes are required to elect directors and approve the other proposals?

Directors are elected by a plurality. Therefore, the two nominees that receive the most votes will be elected. Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

The approval of the amendment and restatement of the Company’s 2010 Equity Incentive Plan, the advisory (non-binding) proposal to approve executive compensation and the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm each requires the affirmative vote of a majority of the shares entitled to vote on the matter present in person or represented by proxy. Broker non-votes will have no effect on the outcome of these matters. Abstentions will have the same effect as votes cast against the proposals.

How do I vote by proxy?

You should have received either a proxy card or a voting instruction card with the Proxy Statement. If you hold your shares directly, you should have received a proxy card. If you are not the named holder of your shares (i.e., you hold your shares through a broker or other nominee), you should have received a voting instruction card. You can vote your shares by completing your proxy card or voting instruction card and returning your proxy card to the Company or your voting instruction card to your broker, as applicable, in the envelope provided with this Proxy Statement. Please see your proxy card or voting instruction card, as applicable, for more information on how to vote.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you sign and return your proxy card or voting instruction card in the enclosed envelope but do not mark selections, it will be voted by the proxies in accordance with the recommendations of the Board of Directors. The Board of Directors has designated Mark Malcolm and Nanette Dudek as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted by the proxies in accordance with your indicated choice.

If you are a beneficial owner and hold your shares through a broker or other nominee and do not return your voting instruction card to your broker, the broker or other nominee has the ability to vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms. However, the uncontested election of directors at a stockholder meeting is not considered a routine matter. Therefore, brokers do not have discretion to vote on the uncontested election of directors. Similarly, brokers do not have discretion to vote your shares with respect to the advisory vote on executive compensation or with respect to the approval of the amendment and restatement of the Company’s 2010 Equity Incentive Plan.

Who pays for the proxy solicitation and how will the Company solicit votes?

The Company bears the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, the Company’s directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. These individuals will not be paid any additional compensation for any such solicitation. The Company will request brokers and other nominees who hold shares of common stock in their names to furnish proxy materials to the beneficial owners of such shares. The Company will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

Yes. Even if you sign and return the proxy card or voting instruction card in the form accompanying this Proxy Statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting. If you hold your shares directly, you may revoke your proxy by giving written notice to the Secretary of the Company, specifying such revocation. You may also change your vote by timely delivering a valid, later-dated proxy card to the Company or by voting in person at the Annual Meeting. If you do not hold your shares in your name, you may change your vote by complying with the instructions set forth in your voting instruction card. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a proxy from your broker or other nominee.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 25, 2014:

The Proxy Statement and the accompanying Form 10-K Annual Report to Stockholders are available at: www.proxyvote.com.

THE PROPOSALS
Proposal No. 1 — The Election of Directors

Stockholders will be asked to elect two directors to serve on the Board of Directors at the Annual Meeting for terms of three years. The Company’s Certificate of Incorporation provides that the Board of Directors shall consist of not fewer than three nor more than fifteen directors, with the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the current number of directors at seven.

The Company’s Certificate of Incorporation divides the Board of Directors into three classes, as nearly equal in number as possible, with the terms of office of the directors of each Class ending in different years. Class I has two directors, Class II has two directors (including one person who will become a director effective as of April 1, 2014), and Class III has three directors. The terms of directors in Classes I, II, and III end at the Annual Meetings in 2014, 2015, and 2016, respectively.

The Board of Directors has nominated Frank English, Jr. and Jonathan Gallen for election as Class I directors for three-year terms expiring at the 2017 Annual Meeting. When elected, directors hold office for a three year term and until the election and qualification of their respective successors in office or until any such director’s earlier resignation or removal.

Please see “Directors and Executive Officers — Nominees and Continuing Directors” below for information about the nominees for election as directors and the current members of the Board of Directors who will continue serving following the Annual Meeting, including their respective business experience and other pertinent information.

Directors are elected by a plurality. Therefore, the two nominees who receive the most votes will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. There is no cumulative voting. If you sign and return the accompanying proxy card or voting instruction card, your shares will be voted for the election of the two nominees recommended by the Board of Directors unless you choose to abstain or withhold authority to vote with respect to any of the nominees. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee or nominees as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

The Board of Directors unanimously recommends that you vote FOR the election of Frank English, Jr. and Jonathan Gallen as directors for three years terms.

Proposal No. 2 — Approval of Amendment and Restatement of 2010 Equity Incentive Plan

The Company’s stockholders are being asked to approve the amendment and restatement of our 2010 Equity Incentive Plan, which we refer to as the “2010 Plan,” in order to ensure that future awards may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and, therefore, be exempt from the annual deduction limitation imposed by Section 162(m) of the Code on compensation paid to named executive officers of public companies. It is necessary to do this at the 2014 Annual Meeting of Stockholders because the IPO transition relief period under Section 162(m) of the Code, upon which the Company has been relying to exempt remuneration under the 2010 Plan from the Section 162(m) deduction limitation, expires on the date of the 2014 Annual Meeting of Stockholders.

In addition to changes necessary to comply with Section 162(m) of the Code, if the amendment and restatement of the 2010 Plan is approved at the Annual Meeting, other key changes to the 2010 Plan include the following:

•	the number of shares of our common stock available for issuance pursuant to new awards under the 2010 Plan will be reduced from 1,160,273 shares available for issuance as of December 31, 2013 to 850,000 shares (plus shares subject to awards that were forfeited, cancelled, or otherwise terminated without payment since December 31, 2013) and certain changes to the share counting rules for determining the number of shares available for issuance will be made;
•	incentive bonus awards that are payable in cash or settled through the issuance of unrestricted shares of common stock, restricted stock awards or RSUs may be issued under the 2010 Plan, which will enable us to pay annual bonuses and provide long-term incentive awards to our named executive officers that are exempt from Section 162(m) of the Code;
•	the Company will be prohibited from repricing stock options and stock appreciation rights granted under the 2010 Plan without shareholder approval;
•	awards under the 2010 Plan will be subject to forfeiture and clawback in accordance with any Company compensation recovery practice in effect from time to time or as otherwise required by law; and
•	the expiration date of the 2010 Plan will be extended to March 6, 2024.

Finally, in connection with the amendment and restatement of the 2010 Plan, our Compensation Committee has adopted a “burn rate” policy (described below) to ensure that our average annual burn rate over the next three fiscal years does not exceed 3.81% of the weighted average of our basic common shares outstanding.

If the Company’s stockholders do not approve the amendment and restatement of the 2010 Plan, the Company will continue to operate the 2010 Plan under its current provisions.

The following is a summary of the principal features of the 2010 Plan, before and after it is amended and restated. This summary does not purport to be a complete description of all of the provisions of the 2010 Plan. It is qualified in its entirety by reference to the full text of the 2010 Plan. A copy of the 2010 Plan, as amended and restated, is attached to this Proxy Statement as Annex 1. The 2010 Plan is available on the SEC’s website at www.sec.gov and any stockholder who desires to obtain a copy of the 2010 Plan may do so by written request to the Company’s Secretary at 17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan 48152.

Summary of 2010 Plan (Prior to Amendment and Restatement)

Available Shares.  An aggregate of 4,600,000 shares of our common stock were reserved for issuance under the 2010 Plan, of which approximately 1,167,078 shares remained available for issuance immediately prior to the adoption of the amendment and restatement of the 2010 Plan by our Board of Directors. The foregoing share limitation is subject to equitable adjustment in the event of stock splits and other capital changes. In applying the aggregate share limitation under the 2010 Plan, shares of common stock subject to awards that are forfeited, cancelled, or otherwise terminated without payment being made thereunder are not counted and, therefore, may be made subject to new awards under the 2010 Plan.

Eligibility.  Any employee, officer, director, consultant, advisor or other individual service provider of the Company or any of its subsidiaries, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any of its subsidiaries is eligible to participate in the plan. Approximately 4,000 employees and five non-employee directors are currently eligible to participate in the 2010 Plan.

Administration.  The 2010 Plan is administered by our Compensation Committee. The Compensation Committee has discretion to determine the individuals to whom awards may be granted under the 2010 Plan, the number of shares of our common stock subject to each award, the type of award, the manner in which such awards will vest and the other conditions applicable to awards. The Compensation Committee is authorized to interpret the 2010 Plan, to establish, amend and rescind any rules and regulations relating to the 2010 Plan and to make any other determinations that it deems necessary or desirable for the administration of the 2010 Plan. All decisions, determinations and interpretations by the Compensation Committee, and any rules and regulations under the 2010 Plan and the terms and conditions of or operation of any award, are final and binding on all participants.

Types of Awards.  The Committee may grant nonqualified stock options, or NSOs, incentive stock options, or ISOs, stock appreciation rights, or SARs, restricted stock, restricted stock units, or RSUs, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards under the 2010 Plan. The terms of each award will be set forth in a written agreement with the recipient.

Stock Options.  The Compensation Committee will determine the exercise price and other terms for each option and whether the options will be NSOs or ISOs. The exercise price per share of each option will not be less than 100% of the fair market value of our common stock on the date of grant, which, unless otherwise determined by the Committee, will be deemed to be the closing price of a share of common stock on the most recent date on which shares of common stock were publicly traded. ISOs may be granted only to employees and are subject to certain other restrictions. To the extent an option intended to be an ISO does not qualify as an ISO, it will be treated as a nonqualified option. A participant may exercise an option by written notice and payment of the exercise price in cash, or, as determined by the Compensation Committee, through delivery of previously owned shares, the withholding of shares deliverable upon exercise, an irrevocable commitment by a broker to pay over the net proceeds from a sale of the shares issuable under an option, and/or such other method as approved by the Compensation Committee and set forth in an award agreement. The maximum term of any option granted under the 2010 Plan is ten years from the date of grant. The Compensation Committee may, in its discretion, permit a holder of an NSO to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will be restricted stock having analogous vesting restrictions to the unvested NSO before exercise.

Stock Appreciation Rights.  The Compensation Committee may grant SARs independent of or in connection with an option. The Compensation Committee will determine the other terms applicable to SARs. The base price per share of each SAR will not be less than 100% of the fair market value of our common stock on the date of grant, which, unless otherwise determined by the Compensation Committee, will be deemed to be the closing price of a share of common stock on the most recent date on which shares of common stock were publicly traded. The maximum term of any SAR granted under the 2010 Plan will be ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:

•	the excess of the fair market value on the exercise date of one share of our common stock over the base price, multiplied by
•	the number of shares of common stock covered by the SAR.

Payment may be made in shares of our common stock, in cash, or partly in common stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units.  The Compensation Committee has the authority to award restricted common stock and/or RSUs under the 2010 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted stock or RSUs, which may include performance-based conditions. Unless the Compensation Committee determines otherwise at the time of grant, holders of restricted stock will have the right to vote the shares and receive all dividends and other distributions. The 2010 Plan authorizes us to withhold from participants shares of common stock having a fair market value equal to our withholding obligation with respect to RSUs.

Performance Shares and Performance Units.  The Compensation Committee may award performance shares and/or performance units under the 2010 Plan. Performance shares and performance units are awards, payable in shares of our common stock, cash or a combination thereof, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Other Stock-Based and Cash-Based Awards.  The Compensation Committee may award other types of stock-based or cash-based awards under the 2010 Plan, including the grant or offer for sale of unrestricted shares of our common stock, in such amounts and subject to such terms and conditions as the Compensation Committee determines.

Transferability.  Awards granted under the 2010 Plan will not be transferable other than by will or by the laws of descent and distribution, unless otherwise permitted by the Compensation Committee (other than with respect to ISOs) for family and/or estate planning purposes.

Change in Control.   The Compensation Committee may, at the time of the grant of an award provide for the effect of a change in control (as defined in the 2010 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following a change in control. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option; (d) cancel any award of restricted stock, RSUs, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or SAR in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control, and cancel any option or SAR without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; (g) cancel any RSU or performance unit in exchange for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; or (h) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

Term; Amendment and Termination.  Unless sooner terminated, the 2010 Plan will terminate on October 14, 2020. The Board of Directors may amend, alter or discontinue the 2010 Plan in any respect at any time, but no amendment may materially and adversely affect the rights of a participant under any awards previously granted, without his or her consent.

Summary of Key Changes to the 2010 Plan (If Amendment and Restatement is Approved)

If the amendment and restatement of the 2010 Plan is approved by our stockholders, the following changes to the 2010 Plan will be implemented:

Section 162(m) Awards.  The Compensation Committee may grant restricted stock, RSUs, performance shares, performance units, incentive bonus awards, other stock-based awards and/or other cash-based awards that are intended to satisfy the exemption to the deduction limitation under Section 162(m) of the Code for performance-based compensation (“Section 162(m) Awards”). As a result, Section 162(m) Awards will be subject to certain additional requirements and limitations, including the attainment of pre-established, objective performance goals. The performance goals will be based on one or more of the following objective performance criteria (either individually, alternatively or in any combination):

net earnings or net income (before or after taxes)	earnings growth
earnings per share (including, but not limited to, growth in diluted earnings per share from continuing operations)	net sales (including, but not limited to, net sales growth)
gross profits or net operating profit	return measures (including, but not limited to, return on assets, capital, equity, or sales)
cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital and statutory cash measures)	revenue growth
earnings before or after taxes, interest, depreciation, and/or amortization	productivity ratios
common stock price (including, but not limited to, growth measures)	total stockholder return
expense targets	margins (including, but not limited to, gross or operating margins and earnings before or after taxes, interest, depreciation, and/or amortization margins)
operating efficiency	customer satisfaction or increase in the number of customers
attainment of budget goals	division working capital turnover
attainment of strategic or operational initiatives	market share
cost reductions	working capital targets
sales backlog	value-added measures
net debt

The performance goals may be (i) applied to either the Company and/or any of its subsidiaries as a whole, any business unit thereof, or any combination thereof, (ii) absolute or relative to prior performance of the Company or the performance of one or more other entities or external indices, and (iii) expressed in terms of a progression within a specified range.

In addition, the Compensation Committee may specify that the above performance criteria may include or exclude any or all of the following:

extraordinary, unusual or non-recurring items	asset write-downs
effects of changes in tax laws, accounting principles, or other laws or provisions	effects of currency fluctuations
effects of industry volumes, customer mix or customer tooling payments and receipts	effects of financing activities
expenses for reorganizations and restructuring, productivity initiatives or new business initiatives	non-operating items
acquisition and divestiture expenses	effects of litigation or claim judgments or settlements
effects of acquisitions and divestitures

Prior to payment or settlement of any Section 162(m) Award, the Compensation Committee must certify in writing that the performance goals and all other material terms applicable to such award were in fact satisfied. At the time of certification, the Compensation Committee will also determine the amount of compensation payable as a result of the attainment of such performance goals.

The Compensation Committee has no discretion to waive all or part of the performance goals applicable to a Section 162(m) Award, except in the event of a change in control, or in the event of the death or disability of a participant. Notwithstanding the foregoing, the Compensation Committee has the discretion to reduce the amount of any Section 162(m) Award based on such factors as determined by the Compensation Committee, including, without limitation, a determination that a reduction is appropriate in light of pay practices of competitors, the performance of the Company, a subsidiary, or a participant relative to the performance of competitors, or performance with respect to the Company’s strategic goals.

Subject to the adjustment provisions described above, the 2010 Plan limits grants to any one participant in any one fiscal year to 500,000 options or SARs, 300,000 restricted shares or RSUs, and 300,000 performance shares, incentive bonus awards, and other stock-based awards that are denominated in shares of common stock. The 2010 Plan further limits the dollar value payable to any participant in any one fiscal year on RSUs, performance units, incentive bonus awards, or other stock-based awards that may be settled in cash or other property (other than common stock) to $6,000,000.

Available Shares.  In order to reduce the potential dilution to our stockholders from the 2010 Plan, if the amendment and restatement of the 2010 Plan is approved by the Company’s stockholders, the number of shares of our common stock available for issuance pursuant to new awards under the 2010 Plan will be reduced from 1,160,273 shares available for issuance as of December 31, 2013 to 850,000 shares (plus shares subject to awards that were forfeited, cancelled, or otherwise terminated without payment since December 31, 2013). The closing price of our common stock on February 28, 2014, as reported by the New York Stock Exchange, was $25.68.

Share Counting.  For purposes of determining the aggregate number of shares of common stock that may be issued under the 2010 Plan, the following shares (in addition to shares subject to awards that are forfeited, cancelled, or otherwise terminated without payment) will not be counted and, therefore, may be made subject to new awards under the 2010 Plan:

•	shares of common stock subject to awards that are settled in cash (in lieu of shares);
•	shares of common stock that are tendered (by either actual delivery or attestation) or withheld to either pay the exercise price of a stock option granted under the 2010 Plan or to satisfy tax withholding obligations associated with an award granted under the 2010 Plan; and
•	shares of common stock that are covered by SARs that are not issued upon exercise of such SARs.

Incentive Bonus Awards.  The Compensation Committee may award incentive bonus awards payable in cash or settled through the issuance of unrestricted shares of common stock, restricted stock awards or RSUs, as determined by the Compensation Committee. Incentive bonus awards may be based upon the attainment of specified levels of Company or subsidiary performance. The Compensation Committee will determine the terms and conditions applicable to each incentive bonus award. Incentive bonus awards will enable us to pay annual bonuses and provide long-term incentive awards that are structured as Section 162(m) Awards (described above) to our named executive officers that are exempt from Section 162(m) of the Code.

Repricing Prohibition.  Outstanding awards under the 2010 Plan may not be amended without stockholder approval to (i) reduce the exercise price of an outstanding option or base price of an outstanding SAR, (ii) cancel an outstanding option or SAR in exchange for a stock option or SAR with an exercise or base price, as applicable, that is less than the exercise price of such cancelled option or base price of such cancelled SAR, or (iii) cancel an outstanding option or SAR with an exercise price or base price, as applicable, that is greater than the fair market value of a share on the date of cancellation in exchange for cash or another award.

Clawback and Forfeiture.  Awards under the 2010 Plan and compensation directly attributable thereto may be made subject to forfeiture, recovery by the Company or other action pursuant to any Company compensation recovery practice in effect from time to time or as otherwise required by law.

Expiration Date.  The 2010 Plan will remain available for the grant of new awards until March 6, 2024 (rather than October 14, 2020).

New Burn Rate Policy

In connection with the amendment and restatement of the 2010 Plan, we will maintain an average annual burn rate with respect to the number of shares subject to awards granted over the next three fiscal years (fiscal years 2014, 2015 and 2016) that does not exceed 3.81% of the weighted average of our basic common shares outstanding. For purposes of calculating the number of shares granted in a particular year, all stock-settled awards will first be converted into option-share equivalents. In this case, (i) each grant of a stock option or SAR will count as one option-share, and (ii) each share that is subject to stock-settled awards other than stock options or SARs will count as equivalent to 2.0 option shares.

Certain Plan Information

Prior Grants under the 2010 Plan.

The following table sets forth, as of the Record Date, the number of shares of common stock subject to options and RSUs granted under the 2010 Plan to each of our named executive officers, all current executive officers as a group, all non-employee directors as a group, each nominee for election as a director, and all employees (other than executive officers) as a group. No options or RSUs have been granted under the 2010 Plan to associates of our directors or executive officers and no one other than the named executive officers listed in the table below have individually received more than 5% of the options granted under the 2010 Plan.

Name	Number of Options Granted Under 2010 Plan	Number of RSUs Granted Under 2010 Plan
Mark Malcolm	246,480	902,566
James Gouin	69,323	363,505
Michael Rajkovic	112,971	482,591
James Bernard	59,404	27,850
Pär Malmhagen	15,484	12,585
All current executive officers as a group	598,659	2,030,344
All current directors who are not executive officers as a group	—	21,740
Each nominee for election as a director	—	7,526
All other current employees as a group	302,617	133,214

Amended and Restated Plan Benefits.

In general, because of the discretionary nature of the 2010 Plan, the future benefits and amounts to be provided under the 2010 Plan are not determinable. However, our Compensation Committee has approved the grant to our named executive officers of certain Section 162(m) Awards subject to stockholder approval of the amendment and restatement of the 2010 Plan (the “Contingent Section 162(m) Awards”). The following table sets forth the dollar value subject to the Contingent Section 162(m) Awards (assuming maximum achievement of applicable performance goals) to each of our named executive officers and to our executive group, non-executive director group and non-executive officer group:

Name	Dollar Value*
Mark Malcolm	$3,528,000
James Gouin	992,225
Michael Rajkovic	1,617,000
James Bernard	840,000
Pär Malmhagen	752,024
Executive Group (8)	9,088,976
Non-Executive Director Group	—
Non-Executive Officer Employee Group	5,400,800

*	Includes maximum 2013 and 2014 performance awards.

Securities Authorized for Issuance under Equity Compensation Plans.  The following table provides information about our equity compensation plans as of December 31, 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by security holders	1,462,288	$11.67	1,160,273
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,462,288	$11.67	1,160,273

1.	Includes RSUs covering 719,904 shares of our common stock.
2.	The weighted average exercise price does not take RSUs into account.
3.	If Proposal No 2 is approved, the number of shares of our common stock available for future issuance under the 2010 Plan will be reduced from 1,160,273 shares available for issuance as of December 31, 2013 to 850,000 shares.

United States Federal Income Tax Consequences

The following is a summary of the general federal income tax consequences relating to the grant and exercise of awards under the 2010 Plan and the subsequent sale of common stock that will be acquired under the 2010 Plan. The tax effect of exercising awards may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently. This summary is general in nature and does not purport to be a complete statement of all federal income tax consequences.

Nonqualified Stock Options.  There will be no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

Incentive Stock Options.  There will be no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m). Any amount received by the participant in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and the Company will receive no corresponding deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax in the year of exercise.

Stock Appreciation Rights.  The participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a SAR is granted. When the participant exercises the SAR, the cash or fair market value of any common stock received will be taxable to the participant as ordinary income, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m).

Restricted Stock.  Unless a participant makes an election to accelerate recognition of income to the grant date as described below, the participant will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time restricted stock is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Stock Units, Performance Awards, and Incentive Bonus Awards.  A participant will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time a RSU, performance award or incentive bonus award is granted. When a participant receives payment under a RSU, performance award or incentive bonus award, the amount of cash received and the fair market value of any shares of stock received will be ordinary income to the participant, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Vote Required

Assuming that a quorum is present, the affirmative vote of a majority of the shares of common stock voted at the Annual Meeting is necessary to approve the amendment and restatement of the 2010 Plan. Abstentions will have the same effect as votes cast against the proposal.

If no voting specification is made on a properly voted proxy card, the proxies named on the proxy card will vote “FOR” the approval of the amendment and restatement of the 2010 Plan as disclosed in this Proxy Statement and described in this Proposal 2.

The Board of Directors unanimously recommends that you vote FOR the approval of the amendment and restatement of our 2010 Equity Incentive Plan.

Proposal No. 3 — Advisory Vote on Executive Compensation

In accordance with SEC rules, stockholders are being asked to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

The Company’s goal for its executive compensation program is to reward executives who provide leadership for and contribute to our financial success. The Company seeks to accomplish this goal in a way that is aligned with the long-term interests of the Company’s stockholders. The Company believes that its executive compensation program satisfies this goal.

The Compensation Discussion and Analysis beginning on page 23 of this Proxy Statement, describes the Company’s executive compensation program and the decisions made by our Compensation Committee regarding executive compensation in detail.

The Company requests stockholder approval of the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Committee Report, the Compensation Discussion and Analysis and the compensation tables).

As an advisory vote, this proposal is not binding. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as the Compensation Committee deems appropriate. In 2013, 82.5% of the votes cast by our stockholders approved of our 2012 executive compensation.

If no voting specification is made on a properly voted proxy card, the proxies named on the proxy card will vote “FOR” the approval of the compensation of the named executive officers as disclosed in this Proxy Statement and described in this Proposal 3.

The Board of Directors unanimously recommends that you vote FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement.

Proposal No. 4 — Ratification of the Appointment of Deloitte & Touche LLP

The Audit Committee of the Company’s Board of Directors has selected Deloitte & Touche LLP to audit the consolidated financial statements of the Company as of December 31, 2014, and for the fiscal year then ending. At the Annual Meeting, stockholders will be asked to ratify this selection. Deloitte & Touche LLP has audited the Company’s financial statements beginning with the fiscal period ended December 31, 2007.

The Company has been advised by Deloitte & Touche LLP that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors and tax advisors. The Company has also been advised that representatives of Deloitte & Touche LLP will be present at the Annual Meeting where they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

If no voting specification is made on a properly voted proxy card, the proxies named on the proxy card will vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as disclosed in this Proxy Statement and described in this Proposal 4.

The Board of Directors unanimously recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

DIRECTORS AND EXECUTIVE OFFICERS

Nominees and Continuing Directors

The following table sets forth the names and ages of the nominees for election as directors and the current members of the Board of Directors who will continue serving following the Annual Meeting, as well as background information relating to each individual’s business experience, qualifications, attributes and skills and why the Board of Directors and Nominating and Corporate Governance Committee believe each individual is a valuable member of the Board of Directors.

Nominees for Election

Name and Experience	Class	Director Since
Frank E. English, Jr., age 68, became a member of our Board on August 24, 2010, transitioned to senior advisor status on September 28, 2010 and was again appointed to our Board on May 17, 2011. Mr. English served as a Senior Advisor at Morgan Stanley & Co. from his retirement from that global financial services firm in 2009 through January 2011. From 1976 to 2009, Mr. English served in various senior roles at Morgan Stanley & Co., most recently as Managing Director and Vice Chairman of Investment Banking from 2002 to 2009. Prior to that, Mr. English held positions in research, investment banking, capital markets and fixed income at Morgan Stanley & Co. Mr. English spent a considerable part of his career at Morgan Stanley & Co. analyzing and advising companies in the automotive industry. Since 2009, Mr. English has been a director of Arthur J. Gallagher & Co. Since April 2011, Mr. English has served as a Senior Advisor to W.W. Grainger, Inc. Mr. English was elected to the board of directors of CBOE Holdings, Inc. in June, 2012. Mr. English was elected to our Board based on his experience with, and knowledge of, the automotive industry and corporate finance.	I	2011
Jonathan Gallen, age 54, is the president and sole principal of Ahab Capital Management, Inc., which manages Ahab Partners, L.P. and is the investment advisor to Ahab International, Ltd. In that role, which he has performed since 1993, Mr. Gallen is responsible for the investment decisions made with respect to these funds’ assets. Prior to joining Ahab Capital Management, Mr. Gallen formed and operated a sports memorabilia business from 1990 to 1993. Mr. Gallen also served on the board of directors of Anchor Glass Container Corporation. Mr. Gallen was elected to our Board based on his financial and industry experience.	I	2010

Continuing Directors

Name and Experience	Class	Director Since
Thomas “Tony” K. Brown, age 57, was appointed to our Board effective April 1, 2014 to fill a vacancy on the Board. He retired from Ford Motor Company on August 1, 2013, after fourteen years of service in various leadership positions in global purchasing for Ford. In 2008, Mr. Brown became Ford’s Group Vice President, Global Purchasing, with responsibility for approximately $90 billion of production and non-production procurement for Ford operations worldwide. From 1997 to 1999, he served in leadership positions at United Technologies Corporation (a multi-national conglomerate), including its Vice President, Supply Management. From 1991 to 1997, Mr. Brown served as Executive Director, Purchasing and Transportation, at QMS Inc., a provider of project management services. From 1976 to 1991 he served in various managerial roles at Digital Equipment Corporation, a computer manufacturer. Mr. Brown also serves on the boards of directors of the 3M Company and ConAgra Foods. Mr. Brown was selected to our Board because of his knowledge of our industry and his experience in purchasing and corporate management.	II	2014
Nicholas D. Chabraja, age 71, is the Chairman of the Board of the Company, a position which he has held since he was elected to the Board in 2010. He has been a member of the board of directors of General Dynamics, an aerospace and defense industry contractor, since 1994. Mr. Chabraja was Chairman and Chief Executive Officer of General Dynamics from 1997 to 2009. He served General Dynamics as non-executive chairman from 2009 to May 2010. Previously, Mr. Chabraja had been vice chairman of General Dynamics. He joined General Dynamics in 1993 as senior vice president and general counsel. From 1994 to 1996, Mr. Chabraja was an executive vice president of General Dynamics, with the company’s strategic planning, finance, legal and investor relations functions reporting to him. Prior to joining General Dynamics, Mr. Chabraja was a senior partner in the Chicago law firm of Jenner & Block. Mr. Chabraja has served as a director of Northern Trust Corporation since 2007. He previously served as a director of Ceridian Corporation from 2001 to 2007 (and as a director of Ceridian Corporation’s predecessor from 1998 – 2001). Mr. Chabraja was elected to our Board based on his executive level experience at General Dynamics, his understanding of corporate governance and his experience on the boards of directors of General Dynamics, Northern Trust Corporation and Ceridian Corporation.	III	2010
James Chapman, age 51, has been an advisory director of SkyWorks Capital, LLC, an aviation management services and consulting company, since 2004. Prior to joining SkyWorks, Mr. Chapman held a variety of investment banking positions across a range of industries. Mr. Chapman currently serves on the board of directors of Aercap Holdings N.V. and Tembec Holdings Inc., and served on such boards when these companies were public within the past five years. Mr. Chapman also serves on the board of directors of Jack Cooper Holdings. Within the past five years, Mr. Chapman served on the boards of Scottish Re Group Limited and Coinmach Service Corp. He has also served on the boards of SSA Global Technologies, Inc., Anchor Glass Container Corporation, and Teleglobe International Holdings Ltd. Mr. Chapman was elected to our Board based on his financial and industry experience.	II	2010

Name and Experience	Class	Director Since
Dev Kapadia, age 42, has been a Managing Director of Cerberus Capital Management, L.P. (“CCM”) since 2003. From 1996 to 2003, Mr. Kapadia served in various capacities with The Carlyle Group, a global private investment firm, and Carlyle Management Group, an affiliate of The Carlyle Group dedicated to turnaround and special situation investments. Prior to joining Carlyle in 1996, Mr. Kapadia was a financial analyst with Donaldson, Lufkin & Jenrette, an investment banking firm. Mr. Kapadia serves on the boards of directors of several privately held companies. He was elected to our Board based on his knowledge of the Company and its predecessors and his experience as a board member of, and senior executive with private equity firms that invest in, other manufacturing companies.	III	2007
Mark Malcolm, age 60, has been the President and Chief Executive Officer of the Company since August 1, 2007. Prior to assuming that role, Mr. Malcolm served as a senior member of the operations team of CCM from January 2006 to July 2007 and played a leading role in the 2007 acquisition of the Company from Tower Automotive, Inc., the Company’s predecessor (the “Predecessor”). Before joining CCM, Mr. Malcolm spent 28 years at Ford Motor Company in a variety of senior financial positions, including Executive Vice President and Controller of Ford Motor Credit from 2004 to 2005, Director of Finance and Strategy for Global Purchasing from 2002 to 2004 and Director of Worldwide Accounting from 2000 to 2002. Mr. Malcolm was elected to our Board based on his industry knowledge, his familiarity with all aspects of the Company’s business and his experience and perspective as the Company’s Chief Executive Officer.	III	2007

Executive Officers

Set forth below are the names and ages of the executive officers of the Company who do not also serve as directors, as well as background information relating to each such individual’s business experience.

James Gouin, age 54, has served as the Executive Vice President and Chief Financial Officer of the Company since November 1, 2007. Prior to joining the Company, Mr. Gouin served in 2007 as a senior managing director of the corporate financial practice of FTI Consulting, Inc., a business advisory firm. Prior to joining FTI, Mr. Gouin spent 28 years at Ford Motor Company in a variety of senior positions, including as the Vice President, Finance and Global Corporate Controller from 2003 to 2006 and as the Vice President of Finance, Strategy and Business Development of Ford Motor Company’s International Operations from 2006 to 2007.

Michael Rajkovic, age 52, has been the Executive Vice President and Chief Operating Officer of the Company since August 1, 2007. Prior to assuming that role, Mr. Rajkovic served as a senior member of the operations team of CCM from August 2006 to August 2007 and assisted Mr. Malcolm in various aspects of the 2007 acquisition of the Company from the Predecessor. Mr. Rajkovic was Executive Vice President and Chief Financial Officer of United States Can Corporation, a global packaging company, from May 2005 to March 2006. Prior to his service with U.S. Can Corporation, Mr. Rajkovic served as Vice President of Finance, North America and as Chairman of the Canadian subsidiary of The Goodyear Tire and Rubber Company, an automotive products manufacturer, from August 2003 to May 2005. Prior to that period, Mr. Rajkovic held a variety of manufacturing and finance positions within Visteon Corporation, a manufacturer of climate, interior, electronic and lighting products for automobiles, from January 2000 to August 2003.

James Bernard, age 50, has been President, Americas for the Company since August 15, 2011. Prior to being elected President, Americas, Mr. Bernard was the Company’s Senior Vice President, Global Sales and Business Development, a position held since March 2011. From 2007 to 2011 Mr. Bernard was the Company’s Vice President, North American Sales and Program Management and from 2003 to 2007 Mr. Bernard was the Company’s Vice President, North American Sales and Technology.

Pär Malmhagen, age 51, joined the Company on June 1, 2012 as President, Tower Europe. From 1992 to 2012 at Autoliv Inc., a leading global developer and manufacturer of automotive safety systems, Mr. Malmhagen held senior leadership positions in Europe and internationally, including, simultaneously, Vice President Sales Europe and Vice President Volkswagen Global Business Unit from 2009 to 2012, Senior Vice President European Seat Belt Division from 2006 to 2009, Vice President European Technology Center North from 2005 to 2006, Managing Director Eastern Europe, Hungary and South Africa from 1999 to 2005, General Manager China from 1997 to 1999, and Controller Global Ford Account from 1995 to 1997. In addition, Mr. Malmhagen was a supervisory member of Norma AG, a manufacturer of joining technology products, from May 2007 through June of 2012.

William Cook, age 62, has been the Company’s Senior Vice President, Global Human Resources since September 2007. From 2001 to 2007 he held senior human resource leadership positions at The Goodyear Tire & Rubber Company in Akron, Ohio, including four years as Vice President of Human Resources for Goodyear North American Tire. During a fifteen year career at United Technologies Corporation Mr. Cook held key leadership positions, including four years as head of human resources for Carrier Corporation Residential and Light Commercial Systems, a supplier of heating and air conditioning equipment, and eight years as head of human resources for Otis Elevator Asia-Pacific, a supplier of elevators and escalators.

Jeffrey L. Kersten, age 46, has been the Company’s and Predecessor’s Senior Vice President and Corporate Controller since February 1, 2007. He transitioned to that position from the position of Senior Vice President, Restructuring, which he held since October 2006 with the Predecessor. From 2004 to 2006, Mr. Kersten was the Predecessor’s Senior Vice President, Strategy and Business Development. Mr. Kersten joined the Predecessor in 1997, holding financial positions within the Predecessor’s Grand Rapids, Michigan offices until 2001, when he relocated to France and became the Predecessor’s European Regional Finance Leader. Mr. Kersten began his career in 1990 with the accounting firm of Arthur Andersen, where he remained until 1997, specializing in mergers and acquisitions.

Paul Radkoski, age 53, has served as the Predecessor’s and the Company’s Senior Vice President, Global Purchasing, since March 2006. Prior to joining the Predecessor, Mr. Radkoski held various positions within Visteon Corporation, an automotive supplier, from 2000 until 2006, including the position of Vice President, North America Purchasing and Supplier Management from 2005 to 2006. Earlier in his career, Mr. Radkoski held various purchasing, manufacturing and logistics positions with Lear Corporation from 1997 to 2000 and automobile manufacturers BMW (from 1993 to 1997) and Honda of North America (from 1986 to 1993).

Mr. Kersten was an officer of the Predecessor when the Predecessor filed for bankruptcy protection in 2005. Mr. Radkoski joined the Predecessor after it filed for bankruptcy protection.

THE BOARD OF DIRECTORS

Director Independence

The Company’s Corporate Governance Principles adopted by the Board of Directors defines an “independent” director in accordance with the Listed Company Manual of the New York Stock Exchange (the “NYSE”). The Board of Directors has made an affirmative determination that each of Tony Brown, Nicholas Chabraja, James Chapman, Frank English, Jonathan Gallen, and Dev Kapadia is independent as defined in accordance with the listing standards of the NYSE. Mark Malcolm is not independent due to his employment as the Company’s President and Chief Executive Officer. To be considered “independent,” a director must be determined by the Board of Directors to have no relevant material relationship with the Company, other than as a director of the Company. As the concern is independence from management, the Board of Directors does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.

The Company’s Corporate Governance Principles provide that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee must be independent as determined by the Board. In addition, each committee member must satisfy the membership requirements set forth in the relevant committee charter.

Structure

Generally

The Company seeks to maintain an appropriate balance between management and the Board of Directors. The Company does not have a specific policy regarding the separation of the offices of Chairman of the Board and CEO. The Board believes that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairman and CEO based upon the circumstances. The Board believes that presently it is in the best interests of the Company that the positions of Chairman of the Board and CEO are separate. The Board believes that this separation is presently appropriate as it allowed the Company to attract Mr. Chabraja to join the Board. The policy also allows the CEO to focus primarily on leading the day-to-day operations of the Company while the Chairman can focus on leading the Board in the performance of its duties. The Board acknowledges that there may be circumstances in the future when it is in the best interests of the Company to combine the positions of Chairman of the Board and CEO.

The Board is obligated to conduct periodic executive sessions of the directors without those directors who are also executive officers of the Company. These directors shall designate one of their number to preside at each session, although it need not be the same director at each session. The Chairman of the Board, as long as he or she is not a member of management, will chair these meetings.

Risk Oversight

The Board has delegated certain duties with respect to risk oversight for the Company to the Board’s Audit Committee. The Audit Committee’s charter identifies the following as falling within the Audit Committee’s purview:

“The Audit Committee shall discuss guidelines and policies developed by Company management and the Board with respect to risk assessment and risk management and the steps that the Company’s management has taken to monitor and control financial risk exposure, including anti-fraud programs and controls. The Committee shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.”

The Audit Committee is charged with the responsibility of reporting back to the full Board with respect to its assessments.

In establishing appropriate compensation levels and programs, the Board’s Compensation Committee considers, among other things, the extent to which the Company’s compensation policies and programs encourage the monitoring and control of risk exposure. The Compensation Committee is also required to report back to the full Board with respect to its assessments.

Meetings of the Board

The Board held seven meetings during the year ended December 31, 2013. Each director attended at least 85% of all board and applicable committee meetings in 2013 held while such director was a member of the Board or the applicable committee.

Committees of the Board

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee, among other things, assists the Board in its oversight responsibilities relating to the integrity of the Company’s financial statements, the qualifications, independence, compensation and performance of the Company’s independent auditors, the systems of internal accounting and financial controls utilized by the Company, the performance of the internal audit function, the compliance of the Company with legal and regulatory requirements and compliance with the Company’s Code of Business Conduct and Ethics. The Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company’s website at www.towerinternational.com by following the links to “Investor Relations,” “Corporate Governance” and “Committee Charters” or upon written request to the Company, as set forth below under “Additional Information — Annual Report; Financial and Other Information.” The Audit Committee held nine meetings during 2013.

The Audit Committee currently consists of Messrs. Chapman, English and Gallen. The Board of Directors has affirmatively determined that Messrs. Chapman, English and Gallen all meet the audit committee independence requirements as defined in the applicable NYSE and SEC rules. Mr. Chapman is the Chairman of the Committee. The Board of Directors has determined that each member of the Committee is “financially literate” as required by the listing standards of the NYSE, as such qualification is interpreted by the Board of Directors in its business judgment. In addition, the Board of Directors has determined that Mr. Chapman qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

The Compensation Committee, among other things, facilitates our Board’s discharge of its responsibilities relating to the evaluation and compensation of our executives, oversees the administration of our compensation plans, reviews and determines board member compensation and prepares any report on executive compensation required by the rules and regulations of the SEC and the listing standards of the NYSE. The Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company’s website at www.towerinternational.com by following the links to “Investor Relations,” “Corporate Governance” and “Committee Charters” or upon written request to the Company, as set forth below under “Additional Information — Annual Report; Financial and Other Information.” The Compensation Committee held three meetings during 2013.

The Compensation Committee currently consists of Messrs. Chabraja and Kapadia. Mr. Kapadia is the Chairman of the Committee. Mr. Brown will join this committee, effective April 1, 2014. The Board of Directors has affirmatively determined that Messrs. Brown, Chabraja and Kapadia meet the compensation committee independence requirements as defined in the applicable NYSE rules.

Role of Compensation Consultants.  During 2013, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) to assist in the development of the 2013 equity awards under the Company’s 2010 Equity Incentive Plan and to provide advice and comparative analyses of the various elements of executive compensation. In retaining Meridian, the Compensation Committee assessed Meridian’s independence in accordance with applicable rules of the NYSE. Meridian does not provide any other services as an independent consultant to the Company.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things, (i) reviewing the qualifications of, and recommending to our Board, proposed nominees for election to our Board, consistent with criteria approved by our Board, (ii) selecting, or recommending that our Board select, the director nominees for the next annual meeting of stockholders, (iii) developing, evaluating and recommending to our Board corporate governance practices applicable to the Company and (iv) leading our Board in an annual review of the Board and management. The Committee is also responsible for establishing procedures for the consideration of Board candidates recommended by stockholders, including potential nominees for election, as described in greater detail below under “Director Nomination Process.” The Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company’s website at www.towerinternational.com by following the links to “Investor Relations,” “Corporate Governance” and “Committee Charters” or upon written request to the Company, as set forth below under “Additional Information — Annual Report; Financial and Other Information.” The Nominating and Corporate Governance Committee held three meetings during 2013.

The Nominating and Corporate Governance Committee consists of Messrs. Chabraja and Kapadia. Mr. Chabraja is Chairman of the Committee. Mr. Brown will join this committee, effective April 1, 2014. The Board of Directors has affirmatively determined that Messrs. Brown, Chabraja and Kapadia meet the nominating and corporate governance committee independence requirements as defined in the applicable NYSE rules.

Director Nomination Process.  The Nominating and Corporate Governance Committee is responsible for identifying candidates for director nominees. The Board has adopted the following guidelines for the Committee:

“The Nominating and Corporate Governance Committee will consider (a) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board and (b) all other factors it considers appropriate, which may include age, gender and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. The Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.”

The Nominating and Corporate Governance Committee will consider these criteria in the context of the perceived needs of the Board as a whole and intends to seek to achieve a diversity of experience and personal backgrounds on the Board. The Committee will use the same criteria in determining whether to recommend stockholder nominations of candidates for director made pursuant to the procedures set forth in the Company’s Bylaws and described in greater detail below under “Additional Information — Stockholder Proposals and Nominations for Director.”

Non-Employee Director Compensation

During 2013 the Company provided the following compensation to Board members who are not employed by us:

•	an annual retainer of $100,000 or $150,000; and $300,000 in the case of the Chairman of the Board;
•	additional annual compensation of $10,000 to the chairman of our Audit Committee; and
•	additional annual compensation of $5,000 to the chairman of our Nominating and Corporate Governance Committee.

The Board has the discretion to convert up to one half of the annual retainer into equity interests in the Company.

The Company also reimburses each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending our Board and committee meetings. Board members do not participate in a nonqualified deferred compensation plan and we do not pay any life insurance policies for our Board members.

Contacting the Board of Directors

Any stockholder or other interested party who desires to communicate with individual directors, a committee of the Board, the Board of Directors as a group, the directors who are not also executive officers as a group or the independent directors as a group, may do so by writing to the Board of Directors, c/o the Secretary of the Company, 17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan 48152, or sending an e-mail to Corporate_Secretary@towerinternational.com. In either instance, the Secretary will forward such communications to the appropriate party. Such communications may be done confidentially.

All communications will be received and processed by the Secretary of the Company. Unless indicated otherwise, communications about accounting, internal control and audits will be referred to the Audit Committee.

All communications required by law or regulation to be relayed to the Board of Directors will be relayed immediately after receipt. Any communications received by management from stockholders or other interested parties which have not also been sent directly to the Board of Directors will be processed as follows: (1) if the party specifically requests that the communication be sent to the Board, the communication will then be promptly relayed to the Board of Directors; and (2) if the party does not request that the communication be sent to the Board of Directors, then management will promptly relay to the Board all communications that management, using its judgment, determines should be relayed to the Board.

Employees may also report misconduct, raise issues or simply ask questions, including with respect to any questionable accounting, internal control or auditing matters concerning the Company, without fear of dismissal or retaliation of any kind. Reports may be made confidentially and/or anonymously through the Company’s Whistleblower Hotline, 888-475-9498.

Corporate Governance

The Company will monitor developments in the area of corporate governance and routinely review its processes and procedures in light of such developments. Accordingly, the Company will review federal laws affecting corporate governance such as the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Act as well as various rules promulgated by the SEC and the NYSE.

Corporate Governance Principles

In furtherance of this practice, the Board of Directors has approved Corporate Governance Principles for the Company. The Corporate Governance Principles address, among other things: the role and responsibility of the Board of Directors; Board structure, composition and size; director independence; director qualifications; Board meetings; Board committees; and expectations of Board members. The full text of the Company’s Corporate Governance Principles is available on the Company’s website www.towerinternational.com by following links to “Investor Relations,” “Corporate Governance,” “Governance Documents” and “Corporate Governance Principles” or upon written request to the Company, as set forth below under “Additional Information — Annual Report; Financial and Other Information.”

Code of Conduct

The Board of Directors has also adopted a Code of Business Conduct and Ethics (“Code of Conduct”) applicable to all of the Company’s employees as well as the members of the Board of Directors. The Code of Conduct, together with the Corporate Governance Principles, serves as the foundation for the Company’s system of corporate governance. Among other things, the Code of Conduct: provides guidance for maintaining ethical behavior; requires that directors and employees, including officers, comply with applicable laws and regulations; provides guidance for protecting confidential information and Company assets; regulates conflicts of interest; addresses the Company’s policies with respect to gifts and political contributions; and provides mechanisms for reporting violations of the Company’s policies and procedures, including the Code of Conduct. The full text of the Code of Conduct is available on the Company’s website www.towerinternational.com by following links to “Investor Relations,” “Corporate Governance,” “Governance Documents” and “Code of Conduct” or upon written request to the Company, as set forth below under “Additional Information — Annual Report; Financial and Other Information.

Audit Committee Matters

Audit Committee Report

The Audit Committee monitors the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility with respect to the financial statements and the reporting process of the Company. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to generally accepted accounting principles. The Audit Committee hereby reports as follows:

1.  The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2013, with the Company’s management.

2.  The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.  The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP the independence of that firm.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Respectfully submitted,

James Chapman, Chairman
Frank E. English, Jr.
Jonathan Gallen

Pre-Approval Policies and Procedures

The Audit Committee has adopted a written policy for the pre-approval of audit, audit-related and non-audit services to be provided by the Company’s independent registered public accounting firm. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes-Oxley Act of 2002. Certain basic services may also be pre-approved by the Chairman of the Audit Committee under the policy. However, any service that is not specifically pre-approved under the policy must be specifically pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm.

Audit, Audit-Related and Non-Audit Fees

Set forth below are the fees paid by the Company to its independent registered public accounting firm, Deloitte & Touche LLP, for the years indicated, all of which were pre-approved by the Audit Committee or the Board of Directors of the Company (amounts in thousands).

	Year Ended December 31,
Nature of the Fees	2013	2012
Audit fees	$2,271	$2,060
Audit-related fees	0	21
Tax fees	60	340
All other fees	0	0
Total	$2,331	$2,421

Audit Fees — Consist of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, the audit of the Company’s internal control over financial reporting and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, or services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory or regulatory filings or engagements for the applicable years. Such services include those associated with reports or other documents filed with the SEC, such as the issuance of consents, filings on Form 8-K, responding to SEC comment letters or other inquiries by regulators related to accounting or disclosure matters, as well as the issuance of comfort letters related to securities offerings, as applicable.

Audit-Related Fees — Consist of fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including fees for the performance of audits and attestation services not required by statute or regulations; audits of the Company’s employee benefit plans; due diligence activities related to mergers, acquisitions and investments; and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

Tax Fees — Consist of fees for tax compliance, tax planning and tax advice. Corporate tax services encompass a variety of permissible services, including: technical tax advice related to U.S. and international tax matters; assistance with foreign income and withholding tax matters; assistance with sales tax, value added tax and equivalent tax related matters in local jurisdictions; preparation of reports to comply with local tax authority transfer pricing documentation requirements; and assistance with tax audits.

COMPENSATION DISCUSSION AND ANALYSIS

The following discusses the various components of compensation paid in 2013 to the Named Executive Officers (“NEOs”) of the Company. As used in this Proxy Statement, the term “NEOs” refers to:

•	Mark Malcolm, our President and Chief Executive Officer;
•	James Gouin, our Executive Vice President and Chief Financial Officer;
•	Michael Rajkovic, our Executive Vice President and Chief Operating Officer;
•	James Bernard, our President, Americas; and
•	Pär Malmhagen, our President, Europe.

Compensation Program Objectives and Philosophy

The primary objectives and philosophy of our compensation programs are to (i) drive executive behaviors that maximize long-term shareholder value creation, (ii) attract and retain talented executive officers with the skills necessary to successfully manage our business, and (iii) align the interests of our executive officers with stockholders by rewarding them for strong company performance. In support of these objectives, we:

•	Weight a significant proportion of NEO compensation toward variable pay elements — in 2013, 63% to 80% of NEO total compensation was targeted to be delivered in variable annual or long-term incentive compensation,
•	Target NEO total compensation package competitive with peers — we regularly compare our NEOs’ total compensation levels with companies of a similar size and complexity in our industry and related industries,
•	Deliver a meaningful proportion of NEO compensation in share based and performance-based incentives — in 2013, 40% to 54% of NEO total compensation was targeted to be delivered in the form of restricted stock units (“RSUs”) and cash-based performance awards (“Performance Awards”).

Compensation Governance Practices

The Company places high value on strong compensation governance practices. We believe our executive compensation practices align with our corporate values and provide a foundation for success. These governance practices include:

Practices We Employ	Practices We Avoid
• Pay is closely linked to performance	• Hedging, pledging or short sales of stock is not permitted
• Risk mitigation	• Dividends or dividend equivalents are not provided on unearned performance awards
• A recoupment (i.e., clawback) practice is in place	• No excise tax gross-ups are provided to any executives
• Change-in-Control (“CIC”) severance requires a double trigger	• We do not provide additional supplemental executive retirement service credit as a recruitment tool for executive hires
• Our Compensation Committee reviews NEO pay annually
• Our Compensation Committee is comprised entirely of independent directors
• Our Compensation Committee engages an independent consultant
• Our Compensation Committee regularly has executive sessions without management present

Compensation-Setting Process

The Compensation Committee has responsibility for oversight and review of our total executive compensation strategy, including the design and monitoring of our executive compensation plans such as our annual incentive bonus plan and our 2010 Equity Incentive Plan. In addition, the Compensation Committee reviews and approves the compensation of our Chief Executive Officer and each of our NEOs. In reviewing and approving compensation for our NEOs, the Compensation Committee evaluates the compensation components that it believes support our compensation objectives and philosophy.

As part of its responsibilities, the Compensation Committee reviews the appropriateness and effectiveness of our compensation programs and approves target award opportunities and performance criteria to be utilized in our annual incentive bonus plan and our long term incentive awards under the 2010 Equity Incentive Plan.

The Compensation Committee considers competitive market practices with respect to the compensation of our NEOs. In its discretion, the Compensation Committee also considers compensation levels of executives holding similar positions at other domestic and international manufacturing companies that the Compensation Committee views as comparable in size and complexity of business, with additional consideration given to individual credentials. For 2013, this peer group consisted of the following 13 companies within the automotive supplier and manufacturing sectors with median revenues and market capitalization of $4.42 billion and $2.88 billion, respectively:

American Axle & Manufacturing Holdings, Inc	Meritor Inc
BorgWarner Inc	Modine Manufacturing Company
Cooper Tire & Rubber Co	OshKosh Corporation
Dana Holding Corporation	Tenneco Inc
Federal-Mogul Corporation	Visteon Corporation
Linamar Corporation	Westinghouse Air Brake Corporation
Martinrea International Inc

Although the Compensation Committee reviews the compensation data and practices of our peer group, the Compensation Committee retains full discretion to consider or disregard data collected through peer group studies in the course of evaluating executive total compensation levels or mix of compensation elements. The Compensation Committee has not determined that compensation elements are to be set according to pre-set formulas or specific target percentiles with respect to such peer group data and practices. Instead, the Compensation Committee collectively considers a variety of factors in exercising its discretion with respect to overall compensation, including the importance of each position, retention concerns, each individual’s experience, responsibilities and performance and internal equity, as well as the Company’s overall financial performance.

Role of the Compensation Consultant

In 2013, the Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant. Meridian provides consulting services solely relating to executive compensation and governance matters to the Compensation Committee. The Compensation Committee has determined that Meridian is independent under its charter and applicable NYSE rules and further, that no conflict of interest exists between Meridian and the Company.

A representative of Meridian attended Compensation Committee meetings in Fiscal 2013 and advised the Compensation Committee on all principal aspects of executive compensation, including the competitiveness of program design and award values and specific analyses with respect to the Company’s executive officers.

While it is necessary for the consultant to interact with management to gather information and obtain recommendations, the Compensation Committee Chairperson governs the relationship. Meridian does not provide any services to management outside of its engagement by the Compensation Committee.

Role of Executive Officers in Executive Compensation

Our Chief Executive Officer plays no role in determining his own compensation.

The Compensation Committee utilizes and considers comments, advice and recommendations of our Chief Executive Officer with respect to compensation levels and components of the other NEOs.

Risk Mitigation Overview

The Compensation Committee believes that the compensation policies and practices of the Company do not create risks that are reasonably likely to have a material adverse effect on the Company. In establishing pay practices for the Company, the goal is to design a compensation structure that does not encourage inappropriate risk-taking by employees or executive officers. Therefore, enterprise risk management is integral to the overall compensation philosophy. The following features of the compensation structure reflect this approach:

•	Payout opportunity of short and long-term incentives are capped;
•	Annual cash incentive design provides a balance of key performance metrics that are focused on financial results and system sustainability over time;
•	The total compensation program does not provide for guaranteed bonuses and has multiple performance measures;
•	The Compensation Committee reviews both short-term and long-term performance metrics and objectives to ensure the plan design does not encourage executives to take excessive risks but also does not discourage appropriate risks;
•	Officers are prohibited from hedging the economic interest in the Company shares they hold; and
•	The Company maintains a recoupment practice in the event of financial restatement.

Components of Compensation

The principal components of our compensation programs for the NEOs are: base salary; annual incentives; long term incentive awards (cash and equity); retirement benefits; severance benefits and perquisites. The Compensation Committee considers all such components to be an appropriate compensation package for our NEOs. The charts below illustrate the general target mix of salary, annual incentive and long-term incentive awards among our NEOs in 2013.

Base Salary

We use base salary to attract and retain highly qualified executive officers. The Compensation Committee and the Chief Executive Officer (other than for himself) consider a number of factors, including the seniority, skills and experience of the individual, the individual’s prior salary, the functional role of the position, and the level of the NEO’s responsibilities. The leading factors for increasing base salary include the performance, experience and skills of the individuals, and market compensation levels for senior executives with similar levels of experience and skills.

None of our NEOs received an increase to his annual rate of base salary during 2013. Messrs. Malcolm, Gouin and Rajkovic have not received an increase since August, 2010. Mr. Bernard has not received an increase since August, 2011 when he became our President, Americas. Mr. Malmhagen has not received an increase since his employment commenced in June, 2012.

Annual Incentive Compensation

We believe that annual cash incentive awards motivate our NEOs and reward them for annual business results that help create value for our stockholders. Each year, the Compensation Committee establishes an annual incentive bonus plan for the NEOs based on one or more performance measures and determines the relative weighting of each measure. Each year’s annual incentive bonus plan is a restatement of the same plan (which we refer to as our Tower Bonus Plan) that was adopted in 2010. Other hourly and salaried employees participate in our annual incentive bonus plan as well.

In March, 2013, the Compensation Committee approved the 2013 Tower Bonus Plan and established the level of performance necessary for the NEOs to earn their targeted payouts. Each NEO is assigned a target bonus. Cash incentive awards are permitted to the extent selected operating results meet or exceed threshold levels of performance established by the Compensation Committee for the performance year.

For 2013, the Compensation Committee designated (1) “Free Cash Flow”, (2) “Adjusted EBITDA” and (3) “Adjusted EBITDA Change in Controllable Factors” (which excludes the impact of volume (customer demand), product mix and foreign exchange) as the three financial measures used to determine payouts. Free Cash Flow performance accounted for 50% of the total award, Adjusted EBITDA performance accounted for 40% of the total award and Adjusted EBITDA Change in Controllable Factors performance accounted for 10% of the total award.

The performance necessary for the NEOs to earn their targeted payouts was established by the Compensation Committee at levels intended to be challenging, yet attainable, and aligned with our 2013 business plan. The Compensation Committee retained discretion to adjust the calculation of its financial measures to account for unanticipated events.

For purposes of the 2013 Tower Bonus Plan:

Free Cash Flow is defined as net cash provided by continuing operating activities less cash disbursed for purchases of property, plant, and equipment described on page 42 of our 10-K filed with the Securities and Exchange Commission (SEC”). The Compensation Committee designated Free Cash Flow as a performance measure in order to focus our management on freeing up cash to de-lever the business and fund profitable growth. The Compensation Committee weighted this measure the heaviest at 50% because it believed Free Cash Flow would be the most important financial deliverable in 2013 to our stockholders.

Adjusted EBITDA is defined as net income/loss before interest, taxes, depreciation, amortization, restructuring items and other adjustments described on pages 33 and 35 of our 10-K filed with the SEC. The Compensation Committee chose this as the second highest weighted performance measure at 40% because it is consistent with how analysts and many investors evaluate the business.

Adjusted EBITDA Change in Controllable Factors is defined as the change in Adjusted EBITDA in 2013 versus 2012, excluding the impact of volume (customer demand), product mix and foreign exchange described on page 35 of our 10-K filed with the SEC. We determine the impact of volume, mix and foreign exchange on Adjusted EBITDA pursuant to policies that we utilize to manage our business and measure our performance throughout the year. The Compensation Committee excluded the impact of volume, mix and foreign exchange in order to focus management on those elements of cost and efficiency that management can most influence in the near term. The Compensation Committee weighted this measure at 10%. The 2013 Tower Bonus Plan established a scale for each performance measure that displays the percent payout relative to a 100% target bonus payout at varying achievement levels. Each scale shows a threshold amount that must be satisfied to earn a payment and the amount necessary to achieve a 100% payout. The maximum payout under the plan is two (2) times the target payout and payout percentages are adjusted ratably between bands of payout percentages. The following scales show the payouts at various achievement levels:

	Free Cash Flow 50%		Adjusted EBITDA 40%		Adjusted EBITDA Change in Controllable Factors 10%
	Achievement ($Mils)	Payout (%)	Achievement ($Mils)	Payout (%)	Achievement ($Mils)	Payout (%)
Threshold:	$0	0%	$181	0%	$(5)	0%
	$10	60%	$191	60%	$0	60%
	$25	100%	$211	100%	$5	100%
	$30	110%	$221	110%	$7.5	110%
	$40	140%	$231	140%	$10	140%
Max:	$60	200%	$251	200%	$15	200%

For 2013, we met the thresholds necessary to pay bonuses under the 2013 Tower Bonus Plan for each metric.

Our actual, unadjusted 2013 Free Cash Flow for 2013 was $56.6 million. However, for bonus calculation purposes, the Compensation Committee adjusted that figure down to $33.0 million for non-performance related factors. The Compensation Committee did not include a $15.8 million improvement to free cash flow reflecting capital expenditures that were anticipated but ultimately not spent. The Compensation Committee also did not include $7.8 million in unanticipated tooling receipts from customers. Customer tooling nets to zero for each program but fluctuates during quarters and years based on timing of company outlays and customer receipts. Management revised its external reporting of free cash flow to exclude customer tooling and the Committee wanted consistent treatment for the bonus plan. The $33.0 million was above the $0 million threshold required to generate a payout under this measure.

Our actual, unadjusted 2013 Adjusted EBITDA was $212.3 million. However, for bonus calculation purposes, the Compensation Committee adjusted that figure up to $212.9 million because we did not realize $0.6 million of planned earnings that would have resulted from the above-mentioned unspent capital expenditures. The $212.9 million was above the $181 million threshold required to generate a payout under this measure.

Our actual, unadjusted 2013 Adjusted EBITDA Change in Controllable Factors was $21.4 million. However, for bonus plan purposes, the Compensation Committee adjusted that figure up to $22.8 million because we did not realize $1.4 million in expected savings from the above-mentioned unspent capital expenditures. The $22.8 million was above the negative $5 million threshold required to generate a payout under this measure.

By applying the adjusted results for each measure to the 2013 Tower Bonus Plan scales shown above, we calculated a payout of 120.3% of the targeted bonus for each of the NEOs.

We calculated Mr. Malcolm’s 2013 Tower Bonus Plan payment as follows: (i) the payout percentage of 120.3% multiplied by (ii) Mr. Malcolm’s individual bonus target percentage of base salary (130%) multiplied by (iii) Mr. Malcolm’s base salary of $840,000, resulting in a $1,313,676 overall bonus award. We calculated the 2013 Tower Bonus Plan payouts for the other NEOs in the same manner. The determination of the bonus award paid to each NEO is summarized in the table below:

NEO	Salary	Target Bonus as % of Salary	Payout % of Target Bonus	Bonus Award
Mark Malcolm	$840,000	130%	120.3%	$1,313,676
James Gouin	$472,500	105%	120.3%	$596,838
Michael Rajkovic	$577,500	105%	120.3%	$729,469
James Bernard	$400,000	80%	120.3%	$384,960
Pär Malmhagen*	$502,824	60%	120.3%	$364,596

*	Mr. Malmhagen’s salary of 365,000 Euro and target bonus of 220,000 Euro have been converted to United States Dollars (“USD”) using an exchange rate as of December 31, 2013 of 1 Euro equal to 1.3776 USD (220,000 Euro x 1.3776 x 120.3% = $364,596).

Long Term Incentive Awards — 2010 Equity Incentive Plan

We believe providing our NEOs with equity interests in our company motivates them to make decisions that will build the long-term value of the Company and aligns their interests with those of our stockholders.

During 2013, we granted RSUs and cash-based performance awards to each of our NEOs under the 2010 Equity Incentive Plan. The Compensation Committee set a target value for each NEO based upon a review of the competitive practices of our peer companies and the individual performance, skills and tenure of each NEO. This target value was delivered 70% in Performance Awards and 30% in RSUs. We believe using a combination of RSUs and Performance Awards provides a balance between retaining our executives and motivating them to achieve specific business and value-creating objectives over a three-year performance period. No stock options were granted to NEOs during 2013.

Grants of Restricted Stock Units (RSUs) During 2013

On March 5, 2013 the Compensation Committee granted RSUs covering the following number of shares of Company common stock to our NEOs pursuant to our 2010 Equity Incentive Plan:

NEO	RSUs Granted
Mr. Malcolm	29,122
Mr. Gouin	8,190
Mr. Rajkovic	13,347
Mr. Bernard	6,934
Mr. Malmhagen	6,036

These RSUs will vest ratably on March 6, 2014, March 6, 2015 and March 6, 2016 if the executive is employed by us on such vesting dates. The RSUs will also vest in full upon the occurrence of a change in control of the Company, or in the event the executive’s employment terminates due to death or disability, as defined in our 2010 Equity Incentive Plan.

Grants of Performance Awards During 2013

Previously, the Compensation Committee granted a portion of each NEO’s target long-term incentive value in the form of stock options. However, during its March 2013 meeting, the Compensation Committee chose to grant Performance Awards to each NEO in lieu of stock options. The Compensation Committee chose to grant Performance Awards to tie a significant portion of NEO compensation to specific business performance results over the three-year performance period of January 1, 2013 through December 31, 2015.

On March 6, 2013, the Compensation Committee granted the following target Performance Awards to our NEOs:

NEO	Target Performance Award
Mr. Malcolm	$882,000
Mr. Gouin	$248,063
Mr. Rajkovic	$404,250
Mr. Bernard	$210,000
Mr. Malmhagen	$182,798

50% of the Performance Award is earned based on our Adjusted Earnings Per Share Growth Rate (“EPS Growth Rate”) for the performance period. Adjusted EPS is our diluted EPS for a fiscal year after adjusting to exclude the effect of extraordinary, unusual or nonrecurring items and is intended to be the same as reported in our fourth quarter earnings presentation for the relevant fiscal year. The EPS Growth Rate is our cumulative Adjusted EPS for the performance period stated in terms of an average annual percentage growth rate. Our NEOs will achieve the targeted amount of this portion of the Performance Award if our EPS Growth Rate is 10% for the performance period.

The remaining 50% of the Performance Award is earned based on our Total Shareholder Return Percentile ranking among a group of peer companies (“TSR Percentile”) for the performance period. Total Shareholder Return is the total percentage return per share of common stock based on the average stock price over the first 20 trading days of the performance period compared to the average stock price over the last 20 trading days of the performance period assuming the reinvestment of dividends. Our NEOs will achieve the targeted amount of this portion of the Performance Award if our TSR Percentile is 50th for the performance period. TSR Percentile is the percentile ranking of our Total Shareholder Return among the Total Shareholder Returns of the following group of 13 peer companies over the same performance period. The Compensation Committee believes these companies provide a good representation of the competitive business environment in which the Company operates.

American Axle & Manufacturing Holdings, Inc	Magna International, Inc
Dana Holding Corporation	Martinrea International Inc
Delphi Automotive, PLC	Meritor, Inc
Federal-Mogul Corporation	Tenneco Inc
Johnson Controls, Inc	TRW Automotive Holdings Corp
Lear Corporation	Visteon Corporation
Linamar Corporation

The amount of the Performance Award paid is dependent upon achieved performance and may range from zero to 200% of the target amount. The following scales show the payouts at various achievement levels:

EPS Growth Rate (50% Weighting)		TSR Percentile (50% Weighting)
%	Pay Out (% of Target)	Percentile Rank vs. Peers	Pay-Out (% of Target)
< 5%	0%	< 25th	0%
5%	50%	25th	50%
10%	100%	50th	100%
20%	200%	75th	200%

Payment of the Performance Award is made after the end of the performance period. A prorated target Performance Award is paid after a change in control of the Company. A prorated Performance Award is also paid after the termination of the executive without cause, or in the event the executive’s employment terminates due to death or disability (based on actual performance results through the end of the preceding year), as defined in our 2010 Equity Incentive Plan; provided such termination occurs after the end of the first calendar year of the performance period.

Defined Contribution Plan Retirement Benefits

We maintain a 401(k) Plan, a tax qualified defined contribution plan, and the NEOs are eligible to participate in this plan. We match 100% of the first 1% of each participant’s compensation that is contributed to the plan and 50% of the next 5% of such participant’s compensation that is contributed to the plan, subject to applicable limits imposed by law.

Employment Agreements and Severance Benefits

The employment agreements with our NEOs provide for the payment of severance benefits to the NEOs under specified circumstances. We believe severance benefits help us attract key executive talent. In entering into these agreements, we considered the benefit of receiving confidentiality, non-competition, non-solicitation and non-disparagement protections. The amount and type of benefits under the employment agreements in place during 2013 are described below under “Potential Payments Upon Termination — Severance — 2013 Employment Agreements.”

Perquisites and Other Benefits

Messrs. Malcolm, Gouin, Rajkovic and Bernard each receive a cash payment in lieu of perquisites in the annual gross amount of $25,000. We consider such amounts to be market competitive and part of the compensation package we believe is necessary to attract key talent. There are no restrictions on how each NEO may use such cash perquisites.

The NEOs participate in our other benefit plans on the same terms as other employees. These plans include medical and dental insurance and life insurance.

Stock Ownership Guidelines and Trading Policies

There are currently no equity ownership requirements or guidelines that any of our NEOs or other employees must meet or maintain. Pursuant to our insider trading policy, our directors and NEOs are subject to certain anti-hedging restrictions, including the prohibition from making pledges, short sales, or transactions including options and other derivatives related to Tower stock.

Policy Regarding Restatements

The Compensation Committee will take appropriate action to comply with “clawback” regulations promulgated by the SEC pursuant to the Dodd-Frank Act in the event that we restate our financial statements due to material noncompliance with any financial reporting requirement under applicable securities laws.

Stockholder Advisory Vote to Approve Executive Compensation

As described elsewhere in this Proxy Statement, at least once every three years, our annual proxy materials will include a non-binding resolution seeking stockholder approval of the compensation paid to our NEOs (a say-on-pay vote). The say-on-pay vote that occurred at the 2013 Annual Meeting of Stockholders resulted in 82.5% of stockholders approving the compensation paid to our NEOs. The vote confirmed the appropriateness of pay policies and programs, therefore, the Compensation Committee did not consider changing our compensation policies as a result of the vote.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million per year paid by a publicly held corporation to its principal executive officer and to each of its three other most highly compensated executive officers, unless the compensation qualifies as “performance-based” or is otherwise exempt from Section 162(m). Under a transition rule that applies to Tower until the 2014 Annual Meeting of Stockholders, the deduction limit does not apply to any compensation paid pursuant to a compensation plan or agreement that existed during the period in which Tower was not publicly held so long as such plan or agreement was properly disclosed at the time of its initial public offering. Because of the expiration of this transition rule, Tower is submitting the amended and restated 2010 Equity Incentive Plan for stockholder approval at the 2014 Annual Meeting of Stockholders so that certain performance-based equity and cash based awards under the plan will be exempt from the Section 162(m) deduction limitation. The Compensation Committee intends to consider the potential impact of

Section 162(m) on compensation decisions and, where appropriate, to structure certain compensation arrangements to be exempt from the deduction limitation, but reserves the right to approve compensation for an executive officer that does not meet the deductibility requirements of Section 162(m) in order to provide competitive compensation packages.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement, and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

By the Compensation Committee,

Dev Kapadia, Chairman
Nicholas Chabraja

COMPENSATION TABLES

2013 Summary Compensation Table

The following table summarizes, for our three most recently completed fiscal years, the compensation of (1) our Chief Executive Officer, (2) our Chief Financial Officer, and (3) each of our three other most highly compensated executive officers in fiscal 2013 who were serving as executive officers on December 31, 2013. We refer to these individuals as our “Named Executive Officers” or “NEOs”.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)		All Other Compensation		Total
Mark Malcolm President and Chief Executive Officer	2013	$840,000	$—	$378,004	$—	$1,794,366	(4)	$38,639	(11)	$3,051,009
	2012	$840,000	$—	$377,999	$882,001	$1,304,940		$37,026	(11)	$3,441,966
	2011	$840,000	$—	$3,378,005	$—	$1,206,660		$36,787	(11)	$5,461,452
James Gouin Executive Vice President and Chief Financial Officer	2013	$472,500	$—	$106,306	$—	$732,032	(5)	$35,710	(11)	$1,346,548
	2012	$472,500	$—	$106,315	$248,065	$592,869		$35,517	(11)	$1,455,266
	2011	$472,500	$—	$1,106,307	$—	$548,218		$35,435	(11)	$2,162,460
Michael Rajkovic Executive Vice President and Chief Operating Officer	2013	$577,500	$—	$173,244	$—	$949,785	(6)	$35,049	(11)	$1,735,578
	2012	$577,500	$—	$173,249	$404,253	$724,618		$34,696	(11)	$1,914,316
	2011	$577,500	$—	$1,173,240	$—	$670,044		$34,458	(11)	$2,455,242
James Bernard, President, Americas	2013	$400,000	$—	$90,003	$—	$499,410	(7)	$36,895	(11)	$1,026,308
	2012	$400,000	$—	$90,003	$209,999	$494,900	(8)	$36,114	(11)	$1,231,016
	2011	$337,182	$—	$90,006	$154,003	$363,446	(9)	$27,647	(11)	$972,284
Pär Malmhagen(13) President, Europe	2013	$502,824	$—	$78,347	$—	$464,222	(10)	$44,245	(12)	$1,089,638

(1)	Represents the aggregate grant date fair value of stock awards. The assumptions used by us in making these calculations are described in Note 10 of the Notes to our 2013 year-end consolidated financial statements as set forth in our Annual Report on Form 10-K for the year ended December 31, 2013.
(2)	Represents the dollar amount recognized by us for financial statement purposes as the aggregate grant date fair value of stock options. The assumptions used by us in making these calculations are described in the above-mentioned Note 10.
(3)	Represents amounts earned pursuant to the Tower Bonus Plan and in 2013, 50% of the target value of performance cash awards related to our total shareholder return metric as adjusted by a valuation as of 12/31/13 granted to the Named Executive Officers on 3/5/13; and in 2011 and 2012, the amounts earned by Mr. Bernard pursuant to our Supplemental Value Creation Plan (“SVCP”). The SVCP was designed to reward the performance of management executives in achieving certain operating objectives, including the retirement of certain specified debt.
(4)	Represents $1,313.676 earned pursuant to the Tower Bonus Plan and $480,690 representing the grant date value of the TSR portion of the Performance Award granted on 3/5/2013. The TSR portion of the Performance Award was valued at 109% of target, determined using a Monte Carlo valuation.
(5)	Represents $596,838 earned pursuant to the Tower Bonus Plan and $135,194 representing the grant date value of the TSR portion of the Performance Award granted on 3/5/2013. The TSR portion of the Performance Award was valued at 109% of target, determined using a Monte Carlo valuation.
(6)	Represents $729,469 earned pursuant to the Tower Bonus Plan and $220,316 representing the grant date value of the TSR portion of the Performance Award granted on 3/5/2013. The TSR portion of the Performance Award was valued at 109% of target, determined using a Monte Carlo valuation.
(7)	Represents $384,960 earned pursuant to the Tower Bonus Plan and $114,450 representing the grant date value of the TSR portion of the Performance Award granted on 3/5/2013. The TSR portion of the Performance Award was valued at 109% of target, determined using a Monte Carlo valuation.
(8)	Represents $112,500 earned pursuant to the SVCP and $382,400 earned pursuant to the 2012 Tower Bonus Plan.
(9)	Represents $112,500 earned pursuant to the SVCP and $250,946 earned pursuant to the 2011 Tower Bonus Plan.

(10)	Represents $364,596 earned pursuant to the Tower Bonus Plan and $99,625 representing the grant date value of the TSR portion of the Performance Award granted on 3/5/2013. The TSR portion of the Performance Award was valued at 109% of target, determined using a Monte Carlo valuation.
(11)	Represents non-accountable cash perquisites of $25,000, income associated with certain benefits and company paid benefits.
(12)	Amount represents company-paid benefits toward automobile, pension and other insurances and certain health-related subsidies.
(13)	Euro converted to USD using a foreign exchange rate as of 12/31/13 of 1 Euro equal to 1.3776 USD.

Grants of Plan-Based Awards

The following sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2013 made to our NEOs.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Grant Date Fair Value of Performance Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Base Price of Stock Awards ($/Sh)	Grant Date Fair Value of Stock Awards(4)
Name		Threshold	Target	Maximum
Mark Malcolm	1/1/2013	$0	$1,092,000	$2,184,000
	3/5/2013	$0	$441,000	$882,000
	3/5/2013	$0	$441,000	$882,000	$480,690	29,122	$12.98	$378,004
James Gouin	1/1/2013	$0	$496,125	$992,250
	3/5/2013	$0	$124,032	$248,063
	3/5/2013	$0	$124,032	$248,063	$135,194	8,190	$12.98	$106,306
Michael Rajkovic	1/1/2013	$0	$606,375	$1,212,750
	3/5/2013	$0	$202,125	$404,250
	3/5/2013	$0	$202,125	$404,250	$220,316	13,347	$12.98	$173,244
James Bernard	1/1/2013	$0	$320,000	$640,000
	3/5/2013	$0	$105,000	$210,000
	3/5/2013	$0	$105,000	$210,000	$114,450	6,934	$12.98	$90,003
Pär Malmhagen(5)	1/1/2013	$0	$303,072	$606,144
	3/5/2013	$0	$91,399	$182,798
	3/5/2013	$0	$91,399	$182,798	$99,625	6,036	$12.98	$78,347

(1)	The amounts granted on 1/1/2013 relate to the 2013 Tower Bonus Plan. For the actual bonus amounts earned in 2013, see the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. The amounts granted on 3/5/2013 relate to Performance Awards granted to the Named Executive Officers. The Performance Awards vest after 12/31/15 based on performance results.
(2)	The grant date fair value of Performance Awards shown represents 109% of the target amount related to the TSR Percentile measure which was determined using a Monte Carlo valuation.
(3)	Awards reflect the number of RSUs granted to the Named Executive Officers. The RSUs granted on 3/5/13 vest ratably over three years.
(4)	Grant date fair value of RSUs is the value per share, multiplied by the number of RSUs awarded (value per share was $12.98 for the 3/5/13 grant).
(5)	Euro converted to USD using a foreign exchange rate as of 12/31/13 of 1 Euro equal to 1.3776 USD.

The RSUs and Performance Awards granted during 2013 were granted pursuant to our 2010 Equity Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End Tables

The following 2013 Outstanding Equity Awards at Fiscal Year-End table summarizes our NEOs’ outstanding equity awards under the 2010 Equity Incentive Plan at December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Grant Date		OPTION AWARDS
Name			Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price(1) ($)	Option Expiration Date(1)
Mark Malcolm	10/14/2010	(4)	66,818	33,409	$13.00	10/14/2020
	3/6/2012	(5)	48,751	97,502	$11.71	3/6/2022
James Gouin	10/14/2010	(4)	0	9,396	$13.00	10/14/2020
	3/6/2012	(5)	0	27,422	$11.71	3/6/2022
Michael Rajkovic	10/14/2010	(4)	0	15,312	$13.00	10/14/2020
	3/6/2012	(5)	0	44,688	$11.71	3/6/2022
James Bernard	10/14/2010	(4)	4,243	2,121	$13.00	10/14/2020
	3/3/2011	(4)	3,695	1,847	$16.65	3/3/2021
	8/15/2011	(6)	8,451	4,225	$14.81	8/15/2021
	3/6/2012	(5)	0	23,214	$11.71	3/6/2022
Pär Malmhagen	6/1/2012	(9)	0	10,322	$12.66	6/1/2022

			STOCK AWARDS
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2)(3) ($)
Mark Malcolm	3/3/2011	(4)	7,567	$161,934
	12/20/2011	(7)	295,858	$6,331,361
	3/6/2012	(5)	21,520	$460,528
	3/5/2013	(8)	29,122	$623,211
James Gouin	3/3/2011	(4)	2,128	$45,539
	12/20/2011	(7)	98,619	$2,110,447
	3/6/2012	(5)	6,052	$129,513
	3/5/2013	(8)	8,190	$175,266
Michael Rajkovic	3/3/2011	(4)	3,468	$74,215
	12/20/2011	(7)	98,619	$2,110,447
	3/6/2012	(5)	9,863	$211,068
	3/5/2013	(8)	13,347	$285,626
James Bernard	3/3/2011	(4)	916	$19,602
	8/15/2011	(6)	996	$21,314
	3/6/2012	(5)	5,124	$109,654
	3/5/2013	(8)	6,934	$148,388
Pär Malmhagen	6/1/2012	(9)	2,278	$48,749
	3/5/2013	(8)	6,036	$129,170

(1)	Refers to stock options.
(2)	Refers to RSUs.
(3)	Market Value is the number of RSUs multiplied by $21.40 (the closing sales price of our common stock on the New York Stock Exchange on December 31, 2013).

(4)	Unexercisable options and unvested RSUs vest on March 1, 2014.
(5)	Unexercisable options and unvested RSUs vest ratably on March 6, 2014 and March 6, 2015.
(6)	Unexercisable options and unvested RSUs vest on August 15, 2014.
(7)	Unvested RSUs vest on December 31, 2014.
(8)	Unvested RSUs vest ratably on March 6, 2014, March 6, 2015 and March 6, 2016.
(9)	Unexercisable options and unvested RSUs vest ratably on June 1, 2014 and June 1, 2015.

Equity Exercises and Vesting During 2013 Table

The table below shows the number of stock options exercised and RSUs acquired on vesting in 2013 and the value realized by the NEOs.

	Option Exercised and Stock Vested
	Option Awards			Stock Awards
	2013 Exercise Date	Number of Shares Acquired on Exercise in 2013 (#)	Value Realized on Exercise in 2013(1) ($)	2013 Vesting Date	Number of Shares Acquired on Vesting in 2013 (#)	Value Realized on Vesting in 2013(2) ($)
Mark Malcolm				3/1/2013	7,568	$ 91,119
				3/6/2013	10,760	$ 137,298
James Gouin	5/6/2013	18,793	$ 101,050	3/1/2013	2,128	$ 25,621
	5/6/2013	13,712	$ 91,418	3/6/2013	3,027	$ 38,625
Michael Rajkovic	5/6/2013	30,626	$ 165,014	3/1/2013	3,468	$ 41,755
	5/6/2013	22,345	$ 149,021	3/6/2013	4,932	$ 62,932
James Bernard	8/1/2013	10,612	$ 114,503	3/1/2013	916	$ 11,029
	8/2/2013	996	$ 10,748	3/6/2013	2,562	$ 32,691
				8/15/2013	996	$ 21,344
Pär Malmhagen	6/7/2013	5,162	$ 32,756	5/11/2013	1,140	$ 22,800

(1)	Value realized is the number of shares acquired mulitiplied by an amount equal to the stock price on exercise minus the option price.
(2)	Value realized is the number of shares acquired multiplied by the stock price on vesting.

Potential Payments Upon Termination

2013 Employment Agreements

During 2013 we entered into new or amended employment agreements with each of Messrs. Malcolm, Gouin, Rajkovic, Bernard and Malmhagen. Each of the employment agreements was approved and authorized by the Compensation Committee.

The term of our employment agreements with Messrs. Malcolm, Gouin and Rajkovic expires on December 31, 2014, but is subject to extension for successive one-year periods or, if the executive agrees, two-year or three-year periods. The term of our employment agreement with Mr. Bernard expires December 31, 2015, but is also subject to extension for successive one-year periods or, if the executive agrees, two-year or three-year periods. Our employment agreement with Mr. Malmhagen is for successive one-year terms ending each December 31st.

Each employment agreement provides for a minimum annual base salary ($840,000 for Mr. Malcolm, $472,500 for Mr. Gouin, $577,500 for Mr. Rajkovic, $400,000 for Mr. Bernard and 365,000 Euro for Mr. Malmhagen) and also provides eligibility for annual incentive compensation, currently at the target level of 130% of base salary for Mr. Malcolm, 105% of base salary for Messrs. Gouin and Rajkovic, 80% of base salary for Mr. Bernard and 220,000 Euro (approximately 60% of base salary) for Mr. Malmhagen.

Severance — 2013 Employment Agreements

If Messrs. Malcolm’s, Gouin’s, Rajkovic’s or Bernard’s employment is terminated due to his death or “disability” as that term is defined in each employment agreement, if we terminate any such executive’s employment without “cause”, if he terminates his employment for “good reason” (other than in the case of

Mr. Bernard) or if his employment agreement terminates because we do not elect to extend the term of the agreement, he will receive the following (in addition to certain accrued but unpaid amounts payable through the executive’s date of termination), subject to execution of a release and compliance with confidentiality, non-solicitation, non-compete, non-disparagement and cooperation requirements:

(a) an aggregate amount equal to (i) in the case of Mr. Malcolm, two (2) times his annualized base salary, and in the case of Messrs. Gouin, Rajkovic and Bernard, one (1) times his annualized base salary, in effect as of the effective date of termination payable in 12 equal monthly installments, and (ii) in the case of Messrs. Malcolm, Gouin, Rajkovic and Bernard, a pro-rated portion (based on the number of days in the calendar year up to and including the date of termination) of the annual bonus relating to the calendar year of termination based on the actual awards for the plan year of termination, and (iii) in the case of Messrs. Gouin, Rajkovic and Bernard, the average of the respective executive’s bonuses paid for the three consecutive years immediately prior to the year of termination; and

(b) COBRA premiums will be waived to the extent the cost of coverage exceeds the cost we charge for active employees for similar coverage, until the first to occur of (i) the first twelve (12) months of COBRA coverage or (ii) the date the executive is covered under another group health plan.

If Mr. Malmhagen’s employment agreement (also known as his service agreement) is terminated or not extended for reasons other than for (i) cause as defined in his service agreement, (ii) disability as defined in his service agreement or (iii) reaching age 65, the executive will be entitled to gross severance of the payment of his fixed salary for twelve (12) months following the termination of his service agreement, a payment of one (1) times his target bonus for the year of termination, a pro-rated portion (based on the number of days in the calendar year up to and including the date of termination) of the annual bonus relating to the calendar year of termination based on the actual awards for the plan year of termination, and the payment of the cash value of fringe benefits (excluding any long-term incentive arrangements) for twelve (12) months following the termination of his service agreement.

Change in Control — 2013 Employment Agreements

If within two (2) years following a Change in Control, Messrs. Malcolm, Gouin, Rajkovic, Bernard or Malmhagen is terminated by the Company without “cause” or if any such executive terminates his employment for “good reason”, such executive will receive the following (in addition to certain accrued but unpaid amounts payable through the executive’s date of termination), subject to execution of a release and compliance with confidentiality, non-solicitation, non-compete, non-disparagement and cooperation requirements:

(a) an aggregate amount equal to (i) two (2) times his annualized base salary in effect as of the effective date of termination payable in 24 equal monthly installments, (ii) two (2) times his target bonus for the year of termination, and (iii) a pro-rated portion (based on the number of days in the calendar year up to and including the date of termination) of the annual bonus relating to the calendar year of termination based on the actual awards for the plan year of termination; and

(b) COBRA premiums will be waived to the extent the cost of coverage exceeds the cost we charge for active employees for similar coverage, until the first to occur of (i) the first eighteen (18) months of COBRA coverage or (ii) the date the executive is covered under another group health plan, except in the case of Mr. Malmhagen who will be entitled to the benefits set forth in his service agreement until the first to occur of (i) the first eighteen (18) months following the Change in Control or (ii) the termination of the service agreement.

In addition, each of the employment agreements provide that all equity awards will vest upon a Change in Control, and permit an executive’s aggregate Change in Control payments to exceed the Internal Revenue Code Section 280G cap if, after an executive’s payment of all taxes and penalties, the executive has an after-tax benefit that exceeds the executive’s after-tax benefit capped at the Code Section 280G limit.

Cash Retention Bonus — 2013 Employment Agreements

The employment agreements for Mr. Bernard and Mr. Malmhagen also include a cash retention bonus equal to $720,000 and 585,000 Euro, respectively, if the executive is still employed on December 31, 2015. The retention bonus vests earlier upon a Change in Control or if the executive is terminated by the Company without cause or upon death or disability.

The following tables set forth the benefits that would have been payable to each Named Executive Officer in the event of a termination of such person’s employment, assuming that such events occurred as of December 31, 2013:

Mark Malcolm	Severance Amounts(1)		Benefits Continuation		Vested RSUs		Total
Termination by us for any reason (other than by us for cause) or because we do not extend the term of Mr. Malcolm’s employment agreement	$1,680,000	(2)	—	(3)	$6,331,361	(4)	$8,011,361
Termination by Mr. Malcolm for good reason	$1,680,000	(2)	—	(3)	—		$1,680,000
Termination by us for cause	—		—		—		—
Termination by Mr. Malcolm without good reason	—		—		—		—

(1)	In the event of any termination either by us or by the executive, the executive is entitled to the accrued benefits as described under “Severance — 2013 Employment Agreements”. In the event Mr. Malcolm’s employment is terminated by us other than for cause, the RSUs granted on December 20, 2011 will vest assuming his employment continued until the date of vesting.
(2)	Aggregate amount represents two times Mr. Malcolm’s annualized rate of base salary as of the effective date of termination in accordance with the terms of his employment agreement. Aggregate amount does not include a pro-rated portion of the 2013 annual bonus Mr. Malcolm would be entitled to receive in the event of such a termination, as more fully described above.
(3)	Pursuant to Mr. Malcolm’s employment agreement, COBRA premiums will be waived to the extent the cost exceeds the cost we charge for active employees for similar coverage for 12 months. Mr. Malcolm has waived health coverage.
(4)	Represents the value of RSUs that vest after termination, based on the number of unvested RSUs granted on December 20, 2011 of 295,858 multiplied by the closing sale price of our common stock on the New York Stock Exchange on December 31, 2013 ($21.40).

James Gouin	Severance Amounts(1)		Benefits Continuation		Vested RSUs		Total
Termination by us for any reason (other than by us for cause) or because we do not extend the term of Mr. Gouin’s employment agreement	$1,035,858	(2)	$11,468	(3)	$2,110,447	(4)	$3,157,773
Termination by Mr. Gouin for good reason	$1,035,858	(2)	$11,468	(3)	—		$1,047,326
Termination by us for cause	—		—		—		—
Termination by Mr. Gouin without good reason	—		—		—		—

(1)	In the event of termination either by us or by the executive, the executive is entitled to the accrued benefits as described under “Severance — 2013 Employment Agreements”. In the event Mr. Gouin’s employment is terminated by us other than for cause, the RSUs granted on December 20, 2011 will vest assuming his employment continued until the date of vesting.
(2)	Aggregate amount represents one times Mr. Gouin’s annualized rate of base salary as of the effective date of termination of $472,500 plus the average of bonuses paid for the three (3) consecutive years immediately prior to the year of termination of $563,358 in accordance with the terms of his employment agreement. Aggregate amount does not include a pro-rated portion of the 2013 annual bonus Mr. Gouin would be entitled to receive in the event of such a termination, as more fully described above.
(3)	Pursuant to Mr. Gouin’s employment agreement, COBRA premiums will be waived to the extent the cost exceeds the cost we charge for active employees for similar coverage for 12 months.
(4)	Represents the value of RSUs that vest after termination, based on the number of unvested RSUs granted on December 20, 2011 of 98,619 multiplied by the closing sale price of our common stock on the New York Stock Exchange on December 31, 2013 ($21.40).

Michael Rajkovic	Severance Amounts(1)		Benefits Continuation		Vested RSUs		Total
Termination by us for any reason (other than by us for cause) or because we do not extend the term of Mr. Rajkovic’s employment agreement	$1,266,048	(2)	$11,934	(3)	$2,110,447	(4)	$3,388,427
Termination by Mr. Rajkovic for good reason	$1,266,048	(2)	$11,934	(3)	—		$1,277,982
Termination by us for cause	—		—		—		—
Termination by Mr. Rajkovic without good reason	—		—		—		—

(1)	In the event of termination either by us or by the executive, the executive is entitled to the accrued benefits as described under “Severance — 2013 Employment Agreements”. In the event that Mr. Rajkovic’s employment is terminated by us other than for cause, the RSUs granted on December 20, 2011 will vest assuming his employment continued until the date of vesting.
(2)	Aggregate amount represents one times Mr. Rajkovic’s annualized rate of base salary as of the effective date of termination of $577,500 plus the average of bonuses paid for the three (3) consecutive years immediately prior to the year of termination of $688,548 in accordance with the terms of his employment agreement. Aggregate amount does not include a pro-rated portion of the 2013 annual bonus Mr. Rajkovic would be entitled to receive in the event of such a termination, as more fully described above.
(3)	Pursuant to Mr. Rajkovic’s employment agreement, COBRA premiums will be waived to the extent the cost exceeds the cost we charge for active employees for similar coverage for 12 months.
(4)	Represents the value of RSUs that vest after termination, based on the number of unvested RSUs granted on December 20, 2011 of 98,619 multiplied by the closing sale price of our common stock on the New York Stock Exchange on December 31, 2013 ($21.40).

James Bernard	Severance Amounts(1)		Benefits Continuation		Retention Bonus		Total
Termination by us for any reason (other than by us for cause) or because we do not extend the term of Mr. Bernard’s employment agreement	$665,746	(2)	$11,468	(3)	$720,000	(4)	$1,397,214
Termination by us for cause or by Mr. Bernard	—		—		—		—

(1)	In the event of termination either by us or by the executive, the executive is entitled to the accrued benefits as described under “Severance — 2013 Employment Agreements”.
(2)	Aggregate amount represents one times Mr. Bernard’s annualized rate of base salary as of the effective date of termination of $400,000 plus the average of bonuses paid for the three (3) consecutive years immediately prior to the year of termination of $265,746 in accordance with the terms of his employment agreement. Aggregate amount does not include a pro-rated portion of the 2013 annual bonus Mr. Bernard would be entitled to receive in the event of such a termination, as more fully described above.
(3)	Pursuant to Mr. Bernard’s employment agreement, COBRA premiums will be waived to the extent the cost exceeds the cost we charge for active employees for similar coverage for 12 months.
(4)	Represents the lump sum amount due to Mr. Bernard in the case of such termination prior to December 31, 2015 and paid on or after December 31, 2015.

Pär Malmhagen	Severance Amounts		Benefits Continuation		Retention Bonus		Total(1)
Termination by us for any reason (other than by us for cause) or because we do not extend the term of Mr. Malmhagen’s employment agreement	$805,896	(2)	$44,245	(3)	$805,896	(4)	$ 1,656,037
Termination by us for cause or by Mr. Malmhagen	—		—		—		—

(1)	Euro is converted to USD using a foreign exchange rate as of December 31, 2013 of 1 Euro equal to 1.3776 USD.
(2)	Aggregate amount represents one times Mr. Malmhagen’s annualized rate of base salary of $502,824 plus one times Mr. Malmhagen’s annual target bonus of $303,072 as of the effective date of termination in accordance with the terms of his employment agreement. Aggregate amount does not include a pro-rated portion of the 2013 annual bonus Mr. Malmhagen would be entitled to receive in the event of such a termination, as more fully described above.
(3)	Amount represents the cost of 12 months of fringe benefits.
(4)	Represents the lump sum amount due to Mr. Malmhagen in the case of such termination prior to December 31, 2015 and paid on or after December 31, 2015.

The following table sets forth the benefits that would have been payable to each Named Executive Officer, assuming that a Change in Control occurred as of December 31, 2013:

	Estimated Value Upon Change in Control
	Option Awards(1)	Stock Awards(2)	Performance Awards(3)	Cash Retention Bonus(4)	Total

Mark Malcolm	$1,225,430	$7,577,034	$294,000		$9,096,464
James Gouin	$344,646	$2,460,765	$82,688		$2,888,099
Michael Rajkovic	$561,648	$2,681,356	$134,750		$3,377,753
James Bernard	$279,376	$298,958	$70,000	$720,000	$1,368,334
Pär Malmhagen(5)	$90,214	$177,920	$60,933	$805,896	$1,134,963

(1)	Represents the number of unvested options from each grant, multiplied by (i) the closing sale price of our common stock on the New York Stock Exchange on December 31, 2013 ($21.40) minus (ii) the exercise price from each grant.
(2)	Represents the number of unvested stock awards multiplied by the closing sale price of our common stock on the New York Stock Exchange on December 31, 2013 ($21.40).
(3)	Represents the prorated portion of the target performance award granted.
(4)	Represents the cash retention bonus.
(5)	Malmhagen Cash Retention of 585,000 Euro is converted to USD using a foreign exchange rate as of 12/31/13 of 1 Euro equal to 1.3776 USD.

Compensation of Board Members

The following table sets forth a summary of our non-employee board members’ compensation for fiscal 2013.

Name	Fees Earned or Paid in Cash	Total
Nicholas Chabraja	$305,000	$305,000
James Chapman	$160,000	$160,000
Frank English	$150,000	$150,000
Jonathan Gallen	$150,000	$150,000
Dev Kapadia	$100,000	$100,000
Dennis Donovan(1)	$150,000	$150,000
Chan Galbato(1)	$100,000	$100,000
Ronald Kolka (1)	$100,000	$100,000

(1)	Resigned from our Board effective January 3, 2014.

SECURITY OWNERSHIP

The following table sets forth as of March 18, 2014, certain information with respect to the beneficial ownership of our common stock by:

•	each of our Named Executive Officers;
•	each of our directors (including Mr. Brown, who will become a director effective on April 1, 2014);
•	all of our directors and executive officers as a group; and
•	each person or group of affiliated persons who is known by us to beneficially own more than 5% of our common stock

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC’s rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. In addition, a person who has the right to acquire beneficial ownership of securities within sixty days after a specified date is deemed to be the beneficial owner of those securities as of that date. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

The number of shares of common stock outstanding used in calculating the percentage for each listed person or entity excludes shares reserved for issuance under our 2010 Equity Incentive Plan.

Unless otherwise indicated, the address of each beneficial owner is c/o Tower International, Inc., 17672 Laurel Park Drive North, Suite 400E, Livonia, MI 48152.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Named Executive Officers and Directors:
Mark Malcolm(1)	661,645	3.2%
James Gouin(2)	102,412	*
Michael Rajkovic(3)	46,435	*
James Bernard(4)	36,535	*
Par Malmhagen(5)	7,356	*
Tony Brown	—	—
Nicholas Chabraja	4,000	*
James Chapman	—	—
Frank English	1,500	*
Jonathan Gallen	—	—
Dev Kapadia	—	—
Executive officers and directors as a group (14 persons)(6)	965,753	4.6%
5% Stockholders
BlackRock, Inc.(7)	1,221,646	6%
Royce & Associates, LLC(8)	1,064,487	5.2%
Federated Investors, Inc.(9)	1,029,027	5.03%

*	Less than 1%.
(1)	Excludes 295,858 shares of common stock underlying RSUs granted on December 20, 2011; 10,760 shares of common stock underlying RSUs granted on March 6, 2012; 48,751 shares of common stock underlying stock options granted on March 6, 2012; 19,414 shares of common stock underlying RSUs granted on March 5, 2013; and 14,291 shares of common stock underlying RSUs granted on March 6, 2014.

(2)	Excludes 98,619 shares of common stock underlying RSUs granted on December 20, 2011; 3,025 shares of common stock underlying RSUs granted on March 6, 2012; 13,711 shares of common stock underlying stock options granted on March 6, 2012; 5,460 shares of common stock underlying RSUs granted on March 5, 2013; and 4,019 shares of common stock underlying RSUs granted on March 6, 2014.
(3)	Excludes 98,619 shares of common stock underlying RSUs granted on December 20, 2011; 4,931 shares of common stock underlying RSUs granted on March 6, 2012; 22,344 shares of common stock underlying stock options granted on March 6, 2012; 8,898 shares of common stock underlying RSUs granted on March 5, 2013; and 6,550 shares of common stock underlying RSUs granted on March 6, 2014.
(4)	Excludes 996 shares of common stock underlying RSUs granted on August 15, 2011; 4,225 shares of common stock underlying stock options granted on August 15, 2011; 2,562 shares of common stock underlying RSUs granted on March 6, 2012; 11,607 shares of common stock underlying stock options granted on March 6, 2012; 4,622 shares of common stock underlying RSUs granted on March 5, 2013; and 3,403 shares of common stock underlying RSUs granted on March 6, 2014.
(5)	Excludes 5,161 shares of common stock underlying stock options granted on June 1, 2012; 1,139 shares of common stock underlying RSUs granted on June 1, 2012; 4,024 shares of common stock underlying RSUs granted on March 5, 2013; and 3,131 shares of common stock underlying RSUs granted on March 6, 2014.
(6)	Excludes 4,225 shares of common stock underlying stock options granted on August 15, 2011; 996 shares of common stock underlying RSUs granted on August 15, 2011; 493,096 shares of common stock underlying RSUs granted on December 20, 2011; 115,202 shares of common stock underlying stock options we granted on March 6, 2012; 25,425 shares of common stock underlying RSUs granted on March 6, 2012; 5,161 shares of common stock underlying stock options granted on June 1, 2012; 1,139 shares of common stock underlying RSUs granted on June 1, 2012; 49,899 shares of common stock underlying RSUs granted on March 5, 2013; and 58,641 shares of common stock underlying RSUs granted on March 6, 2014.
(7)	Based on information set forth in a Schedule 13G filed January 30, 2014. The stockholder’s address is 40 East 52nd Street, New York, NY 10022.
(8)	Based on information set forth in a Schedule 13G/A filed January 16, 2014. The stockholder’s address is 745 Fifth Avenue, New York, NY 10151.
(9)	Based on information set forth in a Schedule 13G filed February 12, 2014. The stockholder’s address is Federated Investors Tower, Pittsburgh, PA 15222-3779.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Prior to our initial public offering, we entered into a registration rights agreement with the Company’s then principal stockholder, Tower International Holdings, LLC (the “Majority Stockholder”), an affiliate of CCM. That agreement provided the Majority Stockholder with certain demand and piggyback registration rights, as well as indemnification protection and expense reimbursement in the event that shares of the Majority Stockholder’s common stock were sold pursuant to a registration statement covered by that agreement. Pursuant to that agreement, during 2012 we filed a registration statement with the SEC that covered, among other shares, all of the shares then owned by the Majority Stockholder. During 2013, the Majority Stockholder sold its shares of our common stock in several transactions, including pursuant to two separate underwritten offerings. Pursuant to the terms of the registration rights agreement, we incurred expenses of $1 million with respect to those offerings.

During 2013, we reimbursed Cerberus Operations and Advisory Company, an affiliate of CCM, less than $.1 million for consulting services.

Certain of our executive officers were parties to voting agreements with CCM relating to certain shares of our common stock that such executive officers own. Those voting agreements no longer remain in effect as a result of the sale by the Majority Stockholder of all of its shares of our common stock.

Policy on Transactions With Related Persons

Our Board recognizes that transactions with related persons, present a risk of actual or perceived conflicts of interest that could damage the reputation and public trust of our Company. It is our policy that all transactions with related persons shall be subject to approval or ratification in accordance with our policy on transactions with related persons.

The Audit Committee will review this policy annually and will recommend amendments, if any, to the Board for its consideration. In addition, the Board has determined that the Audit Committee shall consider, approve or ratify each transaction with a related person. The Audit Committee will, in determining whether to approve or ratify a transaction with a related person, take into account, among other factors it deems appropriate: (i) the benefits to our Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the proposed transaction with a related person; (v) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party; and (vi) the extent of the related person’s interest in the transaction. No member of the Audit Committee will participate in any review, consideration or approval of any transaction with a related person with respect to which such member or any of his or her immediate family members is the related person.

The registration rights agreement described above was approved by our Board prior to our initial public offering and thus prior to the implementation of our policy on transactions with related persons.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities.

To the Company’s knowledge, based solely on a review of the copies of such filings furnished to the Company and written representations from its directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, executive officers and greater than 10 percent beneficial owners were complied with on a timely basis during the year ended December 31, 2013.

Stockholder Proposals and Nominations for Director

Deadlines to Have Matters Considered at a Meeting.  Under the Company’s Bylaws, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice of the nomination or such other business to the Company’s Corporate Secretary and such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Corporate Secretary not later than the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary of the prior year’s meeting, notice must be delivered not later than the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which the Company makes public announcement of the date of the meeting. For purposes of the 2015 Annual Meeting, assuming it is not moved more than thirty (30) days before or more than sixty (60) days after April 25, 2015, to be timely, a stockholder’s notice must be delivered to the Corporate Secretary not later than Sunday, January 25, 2015, nor earlier than Friday, December 26, 2014. Any such notice must include the applicable information required pursuant to Section 2.10 of the Company’s Bylaws. Nominations or proposals not meeting these requirements will not be entertained at the Annual Meeting.

Deadlines for Inclusion of Matters in the Company’s Proxy Materials.   Stockholders interested in submitting a proposal for inclusion in the Company’s Proxy Statement and form of proxy for the 2015 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. Under Rule 14a-8, to be eligible for inclusion in the Company’s Proxy Statement and form of proxy for the 2015 Annual Meeting of Stockholders, among other things, a proposal must qualify as a proper subject matter under SEC Rule 14a-8 and be received no later than November 25, 2014.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from the stockholder’s broker or the Company that they or the Company will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until the stockholder revokes the stockholder’s consent. If, at any time, the stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement, or if the stockholder is receiving multiple copies of the proxy statement and wishes to receive only one, the stockholder should notify the stockholder’s broker if the stockholder’s shares are held in a brokerage account or the Company if the stockholder holds common stock directly. The Company will deliver promptly upon request a separate copy of the 2013 Annual Report to Stockholders or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of the document was delivered. Requests in writing should be addressed to: Tower International, Inc., 17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan 48152, Attention: Investor Relations.

Annual Report; Financial and Other Information

The Company’s annual audited financial statements and review of operations for 2013 can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. A copy of the 2013 Form 10-K is included in the 2013 Annual Report to Stockholders, which is being mailed concurrently with this Proxy Statement to each stockholder. The Company will furnish without charge a copy of the 2013 Form 10-K (including the financial statements, schedules and a list of exhibits), as well as a copy of any of the documents referenced in this Proxy Statement as being available upon written request, to any person requesting in writing and stating that he or she was the beneficial owner of the Company’s common stock on the Record Date. The Company’s Annual Report on Form 10-K may be obtained without charge over the Internet at the Company’s website at www.towerinternational.com or at the Securities and Exchange Commission’s website at www.sec.gov. The Company’s Annual Report to Stockholders may be obtained without charge over the Internet at the Company’s website at www.towerinternational.com. The Company will also furnish copies of any exhibits to the 2013 Form 10-K to eligible persons requesting exhibits at a cost of $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests should be addressed to: Tower International, Inc., 17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan 48152, Attention: Investor Relations.

Director Attendance

Our Board members are encouraged, but not required by any specific Board policy, to attend our Annual Meeting of stockholders. All Board members attended the Company’s 2013 Annual Meeting of its stockholders.

OTHER MATTERS

The Board of Directors does not know of any other matter that will be brought before the Annual Meeting. However, if any other matter that may properly be acted upon properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

By Resolution of the Board of Directors,

Nanette Dudek
Secretary

March 25, 2014

ANNEX “1”

TOWER INTERNATIONAL, INC.
2010 EQUITY INCENTIVE PLAN
(As Amended and Restated effective as of March 6, 2014)*

1. ~~1.~~Establishment and Purpose.

The purpose of the ~~Tower International, Inc. 2010 Equity Incentive Plan (the “Plan”)~~ Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its ~~shareholders~~stockholders. The Company, by means of the Plan, seeks to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Subsidiaries. The Plan is as amended and restated effective as of March 6, 2014 (the “Restatement Date”), subject to the approval of the Plan by the stockholders of the Company within twelve (12) months of the Restatement Date in accordance with Section 422 of the Code.

~~The Plan~~The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Bonus Awards, Other Cash-Based Awards and Other Stock-Based Awards. ~~This Plan shall become effective upon the date set forth in Section 16.1 hereof.~~

~~2. Definitions~~

2. Definitions.

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

2.1~~Section 2.1.~~ “Affiliate” means, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with, such Person.

2.2~~Section 2.2.~~ “Applicable Law” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

~~Section 2.3.~~2.3 “Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Incentive Bonus Award, Other Cash-Based Award and Other Stock-Based Award granted under the Plan.

~~Section 2.4.~~2.4 “Award Agreement” means either (i) a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award including any amendment or modification therefore, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

~~Section 2.5.~~2.5 “Board” means the Board of Directors of the Company.

*	Note: Blacklines reflect amendments made to the Plan.

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~~Section 2.6.~~2.6 “Change in Control” means the occurrence of any one of the following events:

~~(i)~~(i) any Person, other than a “Permitted Investor” as defined below, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing ~~(A)~~ more than 50% of the total voting power of the Company’s then outstanding securities generally eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that a Non-Qualifying Transaction (as defined in paragraph (ii) below) shall not be a Change in Control. A “Permitted Investor” means (~~1~~a) Cerberus Capital Management, L.P. or any of its Affiliates or affiliate funds, (~~2~~b) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (~~3~~c) an underwriter temporarily holding securities pursuant to an offering of such securities;

~~(ii)~~(ii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries (a “Business Combination”), unless immediately following such Business Combination:

~~(a)~~(a) more than 50% of the total voting power of (~~x~~1) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (~~y~~2) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination,

~~(b)~~(b) no Person, other than a Permitted Investor or any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, is or becomes the beneficial owner, directly or indirectly, of securities of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) representing (~~A~~1) 50% of the total voting power of the securities then outstanding generally eligible to vote for the election of directors of the Parent Corporation (or the Surviving Corporation) (the “Parent Voting Securities”), and (~~B~~2) a greater percentage of the then outstanding Parent Voting Securities that are then held by all the Permitted Investors in the aggregate, and

~~(c)~~(c) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were incumbent directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

Any Business Combination which satisfies all of the criteria specified in (a), (b) and (c) above shall be deemed to be a “Non-Qualifying Transaction”;

~~(iii)~~(iii) the ~~shareholders~~ stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

~~(iv)~~(iv) the consummation of a sale of all or substantially all of the Company’s assets to an entity that is not an Affiliate of the Company (other than pursuant to a Non-Qualifying Transaction).

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any Person acquires beneficial ownership of more than 50% of Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such Person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such Person, a Change in Control of the Company may then occur.

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~~Section 2.7.~~2.7 “Code” means the Internal Revenue Code of 1986, as amended. For purposes of ~~this~~ the Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

~~Section 2.8.~~2.8 “Committee” means the committee of the Board delegated with the authority to administer the Plan, or the full Board, as provided in Section 3 of the Plan. With respect to any decision involving an Award intended to satisfy the requirements of ~~Section 162(m~~Section162(m) of the Code, the Committee shall consist of two or more directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist solely of two or more directors who are ~~disinterested~~ “non-employee directors” within the meaning of ~~Rule 16b-3~~ Rule16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision. The fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate an Award if the Award is otherwise validly made under the Plan. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee however caused.

~~Section 2.9.~~2.9 “Common Stock” means the Company’s Common Stock, par value $.01 per share.

~~Section 2.10.~~2.10 “Company” means Tower International, Inc., a Delaware corporation, and any successor thereto as provided in Section ~~14.8~~ 16.8.

2.11~~Section 2.11.~~ “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, or the power to appoint directors of the Company, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

~~Section 2.12.~~2.12 “Date of Grant” means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

~~Section 2.13.~~2.13 “Disability” means a Participant being considered “disabled” within the meaning of Section 409A of the Code ~~and Treasury Regulation 1.409A-3(i)(4), as well as any successor regulation or interpretation~~.

~~Section 2.14. “Effective Date” means the date set forth in Section 16.1 hereof.~~

~~Section 2.15.~~2.14 “Eligible Person” means any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary.

~~Section 2.16.~~2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

~~Section 2.17.~~2.16 “Fair Market Value” ~~of a share of Common Stock shall be~~ means, as applied to a specific ~~Date of Grant (i)~~ date, the opening, closing , actual, high, low or average selling price of a share of Common Stock ~~on the most recent date preceding such Date of Grant on which trades of the Common Stock were recorded on the principal~~ reported on any established stock exchange or national market system on ~~which the Common Stock is then traded, or (ii)~~ the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee consistent with Applicable Law (including Section 409A of the Code). Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value, as applied to a specific date, shall be deemed to be the closing price of a share of Common Stock on the most recent date on which shares of Common Stock were publicly traded. Notwithstanding the foregoing, if the shares of Common Stock are not ~~then~~ traded on ~~an~~ any established stock exchange or national market system ~~but are then traded in an over-the-counter market~~, ~~the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market on the most recent date preceding such Date of Grant on which such closing bid and asked prices are available on such over-the-counter market or (iii) if the shares of Common Stock are not then listed on a national securities exchange or national market system or traded in an over-the-counter market,~~ Fair Market Value means the price of a share of Common Stock as determined by the Committee in its

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discretion in a manner consistent with Applicable Law (including Section 409A of the Code ~~and Treasury Regulation 1.409A-1(b)(5)(iv), as well as any successor regulation or interpretation.~~).

2.17 “Incentive Bonus Award” means an Award granted under Section 12 of the Plan.

~~Section 2.18.~~2.18 “Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is designated as an Incentive Stock Option and is intended to meet the requirements of ~~section~~ Section 422 of the Code ~~and the regulations promulgated thereunder~~.

~~Section 2.19.~~2.19 “Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

~~Section 2.20.~~2.20 “Other Cash-Based Award” means a contractual right granted to an Eligible Person under Section ~~12~~ 13 hereof entitling such Eligible Person to receive a cash payment at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

~~Section 2.21.~~2.21 “Other Stock-Based Award” means a contractual right granted to an Eligible Person under Section ~~12~~ 13 representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions as are set forth in the Plan and the applicable Award Agreement.

~~Section 2.22.~~2.22 “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

~~Section 2.23.~~2.23 “Person” shall mean any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Common Stock, such partnership, limited partnership, syndicate or group shall be deemed a “Person”~~.~~

2.24 “Performance Measures” mean the measures of performance of the Company and its Subsidiaries as defined in Section 14 of the Plan.

~~Section 2.24.~~2.25 “Performance Shares” means a contractual right granted to an Eligible Person under Section 10 hereof representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

~~Section 2.25.~~2.26 “Performance Unit” means a contractual right granted to an Eligible Person under Section 11 hereof representing a notional dollar interest as determined by the Committee to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

~~Section 2.26.~~2.27 “Plan” means this Tower International, Inc. 2010 Equity Incentive Plan, as ~~may be~~ set forth in this instrument and as hereafter amended from time to time.

~~Section 2.27.~~2.28 “Reporting Person” means an officer, director or greater than ~~ten percent shareholder~~ 10% stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

2.29 “Restatement Date” means the date set forth in Section 1 hereof.

~~Section 2.28.~~2.30 “Restricted Stock ~~Award~~” means ~~a grant of~~ shares of Common Stock granted to an Eligible Person under Section 8 hereof that are ~~issued~~ subject to such vesting and transfer restrictions and such other conditions as are set forth in the Plan and the applicable Award Agreement.

2.31 “Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

~~Section 2.29.~~2.32 “Securities Act” means the Securities Act of 1933, as amended.

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~~Section 2.30.~~2.33 “Service” means a Participant’s employment or other service relationship with the Company or any Subsidiary.

~~Section 2.31.~~2.34 “Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, upon the exercise of such right, in such amount and at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

~~Section 2.32.~~2.35 “Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

~~Section 2.33. “Stock Unit Award” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.~~

~~Section 2.34. “Stockholders” Agreement” means an agreement between a Participant and the Company as contemplated by Section 4.11.~~

~~Section 2.35.~~ 2.36 “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under ~~section~~ Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3. ~~3.~~Administration .

Section 3.1 Committee Members.  The Plan shall be administered by the Committee; provided that the entire Board may act in lieu of the Committee on any matter; except to the extent that, with respect to Section 162(m) Awards and Stock Options and Stock Appreciation Rights, such action is required to be taken by the Committee in order to satisfy the requirements of Section 162(m) of the Code. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or employees of the Company or its Subsidiaries.

~~Section 3.2.~~Section 3.2 Committee Authority.  The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan (including to extend the post-termination exercisability period of Stock Options and Stock Appreciation Rights), provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other

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advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

~~Section 3.3.~~Section 3.3 No Liability; Indemnification.  Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Subsidiaries shall pay or reimburse any member of the Committee, as well as any other Person who takes action on behalf of the Plan, for all reasonable expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Company with respect to the Plan. The Company and its Subsidiaries may, but shall not be required to, obtain liability insurance for this purpose.

~~4.~~4. Shares Subject to the ~~Plans~~ Plan.

Section 4.1 Share Limitation.

~~Share Limitation. Subject~~ (a) Prior to the Restatement Date, subject to adjustment pursuant to Section 4.2 hereof, the maximum aggregate number of shares of Common Stock available for issuance under the Plan was 4,600,000 shares (of which 1,166,275 shares of Common Stock were available for issuance pursuant to new Awards immediately prior to the Restatement Date). From and after of the Restatement Date, subject to adjustment pursuant to Section 4.2 hereof, the maximum aggregate number of shares of Common Stock which may be issued under ~~all~~ the Plan pursuant to Awards granted ~~to Participants under the Plan~~ on or after the Restatement Date shall be ~~[    ]~~ 850,000 shares, all of which may, but need not, be issued in respect of Incentive Stock Options. Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. Any shares of Common Stock subject to Awards that are settled in Common Stock shall be counted against the maximum share limitations of this Section 4.1 as one share of Common Stock for every share of Common Stock subject thereto, regardless of the number of shares of Common Stock actually issued to settle the Stock Option or Stock Appreciation Right ~~Stock Option or Stock Appreciation Right upon exercise.~~ Award, subject to the provisions of paragraph (b) below.

~~Section 4.1.~~(b) To the extent that any Award under the Plan (including Awards granted prior to the Restatement Date) payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, are settled in cash in lieu of Shares or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the ~~foregoing~~ maximum share limitations set forth in paragraph (a) above and may again be made subject to Awards under the Plan pursuant to such limitations. To the extent any shares of Common Stock are tendered (by either actual delivery or attestation) or withheld (i) to pay the exercise price of a Stock Option granted under this Plan (including Stock Options granted prior to the Restatement Date) or (ii) to satisfy tax withholding obligations associated with an Award granted under the Plan (including Awards granted prior to the Restatement Date), the shares of Common Stock covered thereby will no longer be counted against the maximum share limitations set forth in paragraph (a) above and may again be made subject to Awards under the Plan pursuant to such limitations. To the extent any shares of Common Stock that were subject to a Stock Appreciation Right granted under the Plan (including Stock Appreciation Rights granted prior to the Restatement Date) were not issued upon the exercise of such Stock Appreciation Right, the shares of Common Stock covered thereby will no longer be counted against the maximum share limitations set forth in paragraph (a) above and may again be made subject to Awards under the Plan pursuant to such limitations.

~~Section 4.2.~~Section 4.2 Adjustments.  If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to

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be made in (i) the maximum numbers and kind of shares provided in Section 4.1 hereof and Section 14.4 hereof, (ii) the numbers and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the price for each share or unit or other right subject to then outstanding Awards, (iv) the performance measures or goals relating to the vesting of an Award and (v) any other terms of an Award that are affected by the event to prevent dilution or enlargement of a Participant’s rights under an Award. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of ~~section~~ Section 424(a) of the Code.

~~5. Participation and Awards~~

Section 4.3 No Repricing. Except as provided in Section 4.2 or Section 15, the terms of an outstanding Award may not be amended, without prior stockholder approval, to: (i) reduce the exercise price of an outstanding Stock Option or the base price of an outstanding Stock Appreciation Right; (ii) cancel an outstanding Stock Option or Stock Appreciation Right in exchange for a Stock Option or Stock Appreciation Right with an exercise price or base price, as applicable, that is less than the exercise price of such cancelled Stock Option or the base price of such cancelled Stock Appreciation Right; or (iii) cancel an outstanding Stock Option or Stock Appreciation Right with an exercise price or base price, as applicable, that is greater than the Fair Market Value of a share of Common Stock on the date of cancellation in exchange for cash or another Award.

5. Participation and Awards.

Section 5.1 Designation of Participants.  All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

~~Section 5.2.~~Section 5.2 Determination of Awards.  The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. To the extent deemed appropriate by the Committee, an Award shall be evidenced by an Award Agreement as described in Section ~~11.1~~ 16.1 hereof.

~~Section 5.3. No one Person may receive Stock Options or separately exercisable Stock Appreciation Rights for more than [    ] shares of Common Stock in any calendar year, subject to adjustment pursuant to Section 4.2 above.~~

6. ~~6.~~Stock Options .

Section 6.1 ~~Section 6.1.~~Grant ~~of Stock Option~~.  A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.6 hereof and ~~section~~ Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

~~Section 6.2.~~Section 6.2 Exercise Price.  The exercise price per share of a Stock Option shall not be less than 100 ~~percent~~% of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.2, provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant. The exercise price per share of any Stock Option granted upon the effectiveness of an initial public offering of the Common Stock shall be the price per share of the Common Stock paid by the public in connection with such initial public offering.

Section 6.3 ~~Section 6.3.~~Vesting ~~of Stock Options~~.  The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the

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continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Option at any time. The Committee in its sole discretion may allow a Participant to exercise unvested Nonqualified Stock Options, in which case the shares of Common Stock then issued shall be Restricted Stock having analogous vesting restrictions to the unvested Nonqualified Stock Options.

Section 6.4 ~~Section 6.4.~~Term ~~of Stock Options~~.  The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for cause or any other reason. Except as otherwise provided in this Section 6 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Subsidiaries.

~~Section 6.5. Stock Option~~ Section 6.5 Exercise~~; Tax Withholding~~.  Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, and payment of the aggregate exercise price by certified or bank check, or such other means as the Committee may accept. As set forth in an Award Agreement or otherwise determined by the Committee, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made: (i) in the form of shares of Common Stock that have been held by the Participant for such period as the Committee may deem appropriate for accounting purposes or otherwise, valued at the Fair Market Value of such shares on the date of exercise; (ii) by surrendering to the Company shares of Common Stock otherwise receivable on exercise of the Option; (iii) by a cashless exercise program implemented by the Committee in connection with the Plan; and/or (iv) by such other method as may be approved by the Committee and set forth in an Award Agreement. Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment of the exercise price and satisfaction of any applicable tax withholding pursuant to Section ~~15.5~~17.5, the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or shares of Common Stock, as applicable.

Section 6.6 ~~Section 6.6.~~Additional Rules for Incentive Stock Options.

~~(i)Eligibility.~~ (a) An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee under Treasury Regulation §1.421-7(h) of the Company or any Subsidiary.

~~(ii)Annual Limits.~~ (b) No Incentive Stock Option shall be granted to an Eligible Person as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary would exceed $100,000, determined in accordance with ~~section~~ Section 422(d) of the Code. This limitation shall be applied by taking Incentive Stock Options into account in the order in which granted.

~~Ten Percent Stockholders.~~ (c) If a Stock Option granted under the Plan is intended to be an Incentive Stock Option, and if the Participant, at the time of grant, owns stock possessing ~~(iii) ten percent~~ 10% or more of the total combined voting power of all classes of Common Stock of the Company or any Subsidiary, then (A) the Stock Option exercise price per share shall in no event be less than 110 ~~percent~~ % of the Fair Market Value of the Common Stock on the date of such grant and (B) such Stock Option shall not be exercisable after the expiration of five (5) years following the date such Stock Option is granted.

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~~(iv) Termination of Employment.~~ (d) An Award of an Incentive Stock Option shall provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one (1) year following death or a permanent and total disability within the meaning of ~~section~~ Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

~~(v) Disqualifying Dispositions.~~ (e) If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two (2) years following the Date of Grant or one (1) year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

7. ~~7.~~Stock Appreciation Rights .

Section 7.1 ~~Section 7.1.~~Grant ~~of Stock Appreciation Rights~~.  A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event.

~~Section 7.2.~~ Section 7.2 Base Price.  The base price of a Stock Appreciation Right shall be determined by the Committee in its sole discretion; provided, however, that the base price for any grant of a Stock Appreciation Right shall not be less than 100 ~~percent~~ % of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.2.

Section 7.3 ~~Section 7.3.~~Vesting ~~Stock Appreciation Rights~~. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Appreciation Right at any time.

Section 7.4 ~~Section 7.4.~~Term ~~of Stock Appreciation Rights~~. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Appreciation Right may be exercised, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. A Stock Appreciation Right may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for cause or any other reason. Except as otherwise provided in this Section 7 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Appreciation Right may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Subsidiaries.

Section 7.5 Payment ~~of Stock Appreciation Rights~~. Subject to such terms and conditions as shall be specified in an Award Agreement, a vested Stock Appreciation Right may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company and payment of any exercise price. Upon the exercise of a Stock Appreciation Right and payment of any applicable exercise price, a Participant shall be entitled to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised. ~~Section 7.5.~~Payment of the amount determined under the immediately preceding sentence may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements set forth in Section ~~15.5~~17.5. If Stock Appreciation Rights are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

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8. ~~8.~~Restricted Stock ~~Awards~~ .

~~Section 8.1.~~Section 8.1 Grant ~~of~~ .  Restricted Stock ~~Awards. A Restricted Stock Award~~ may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any shares of Restricted Stock ~~Award~~. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting ~~or other payment~~ of the corresponding shares of Restricted Stock ~~Award~~. If any dividends or distributions are paid in shares of Common Stock while shares of Restricted Stock are subject to restrictions under Section 8.3 of the Plan, the dividends or other distributions shares shall be subject to the same restrictions on transferability as the shares of Common Stock to which they were paid. The Committee may also subject the grant of any shares of Restricted Stock ~~Award~~ to the execution of a voting agreement with the Company or with any Affiliate of the Company.

Section 8.2 ~~Section 8.2.~~Vesting ~~Requirements~~.  The restrictions imposed on shares of ~~Common Stock granted under a~~ Restricted Stock ~~Award~~ shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. ~~Upon vesting of a Restricted Stock Award, such Award shall be subject to the tax withholding requirement set forth in Section 15.5.~~ The requirements for vesting of a shares of Restricted Stock ~~Award~~ may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of ~~a~~ shares of Restricted Stock ~~Award~~ at any time. If the vesting requirements ~~of a~~ applicable to shares of Restricted Stock ~~Award shall~~ are not ~~be~~ satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company. In the event that the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in an Award Agreement, the Company will refund to the Participant the lesser of (i) such purchase price and (ii) the Fair Market Value of such shares on the date of forfeiture.

~~Section 8.3.~~Section 8.3 Restrictions.  Shares ~~granted under any~~ of Restricted Stock ~~Award~~ may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require in an Award Agreement that certificates representing ~~the~~ shares ~~granted under a~~ of Restricted Stock ~~Award~~ bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares ~~granted or sold under a Restricted Stock Award will~~ remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

~~Section 8.4.~~Section 8.4 Rights as Stockholder.  Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to ~~the~~ shares of Restricted Stock granted to the Participant ~~under a Restricted Stock Award~~, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock ~~Award~~ is granted.

~~Section 8.5.~~Section 8.5 Section 83(b) Election.  If a Participant makes an election pursuant to ~~section~~ Section 83(b) of the Code with respect to ~~a~~ shares of Restricted Stock ~~Award~~, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company (directed to the Secretary thereof) and with the Internal Revenue Service, in accordance with the regulations under ~~section~~ Section 83 of the Code. The Committee may provide in an Award Agreement that ~~the~~ shares of Restricted Stock ~~Award is~~ are conditioned upon the Participant’s making or refraining from making an election with respect to the ~~Award~~ shares under ~~section~~ Section 83(b) of the Code.

~~9. Stock Unit Awards~~

9. Restricted Stock Units.

~~Section 9.1. Grant of Stock Unit Awards. A Stock Unit Award~~ Section 9.1 Grant.  Restricted Stock Units may be granted to any Eligible Person selected by the Committee. The value of each ~~stock unit under a~~ Restricted Stock Unit ~~Award~~ is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. ~~A~~ Restricted Stock ~~Unit Award~~ Units shall be subject to such restrictions and conditions as the Committee shall determine. ~~A~~ Restricted Stock ~~Unit Award~~

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Units may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

Section 9.2 ~~Section 9.2.~~Vesting ~~of Stock Unit Awards~~.  On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to ~~a~~ Restricted Stock ~~Unit Award~~Units, which shall be set forth in the Award Agreement. The requirements for vesting of ~~a~~ Restricted Stock ~~Unit Award~~ Units may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of ~~a~~ Restricted Stock ~~Unit~~ Units Award at any time. ~~A~~ Restricted Stock ~~Unit Award~~ Units may also be granted on a fully vested basis, with a deferred payment date as may be determined by the Committee or elected by the Participant in accordance with Applicable Law and rules established by the Committee.

Section 9.3 Payment ~~of Stock Unit Awards~~.  ~~A~~ Restricted Stock ~~Unit Award~~ Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of ~~a~~ Restricted Stock ~~Unit Award~~ Units may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof as set forth in the Award Agreement~~Section 9.3.~~, subject to applicable tax withholding requirements set forth in Section ~~12.5~~17.5. Any cash payment of ~~a~~ Restricted Stock ~~Unit Award~~ Units shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee. If Restricted Stock ~~Unit Awards~~ Units are settled in shares of Common Stock, then ~~as soon as practicable following~~ on the date of settlement , the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

10. ~~10.~~Performance Shares .

Section 10.1 ~~Section 10.1.~~Grant ~~of Performance Shares~~.  Performance Shares may be granted to any Eligible Person selected by the Committee. A Performance Share Award shall be subject to such restrictions and condition as the Committee shall specify. A Performance Share Award may be granted with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

Section 10.2 ~~Section 10.2.~~Value ~~of Performance Shares~~.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, shall determine the number of Performance Shares that shall be paid to a Participant.

Section 10.3 ~~Section 10.3.~~Earning ~~of Performance Shares~~.  After the applicable time period has ended, the number of Performance Shares earned by the Participant over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its discretion, waive any performance or vesting conditions relating to a Performance Share Award.

Section 10.4 ~~Section 10.4.~~Form and Timing of Payment ~~of Performance Shares~~.  The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section ~~15.5~~17.5. Any shares of Common Stock paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Shares are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

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11. ~~11.~~Performance Units .

Section 11.1 ~~Section 11.1.~~Grant ~~of Performance Units~~.  Performance Units may be granted to any Eligible Person selected by the Committee. A Performance Unit Award shall be subject to such restrictions and condition as the Committee shall specify in a Participant’s Award Agreement.

Section 11.2 ~~Section 11.2.~~Value ~~of Performance Units~~.  Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, will determine the number of Performance Units that shall be settled and paid to the Participant.

Section 11.3 ~~Section 11.3.~~Earning ~~of Performance Units~~.  After the applicable time period has ended, the number of Performance Units earned by the Participant, and the amount payable in cash, in shares or in a combination thereof, over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its discretion, waive any performance or vesting conditions relating to a Performance Unit Award.

Section 11.4 ~~Section 11.4.~~Form and Timing of Payment ~~of Performance Units~~.  The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section ~~15.5~~17.5. Any shares of Common Stock paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Units are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

12. Incentive Bonus Awards.

Section 12.1 Grant.  The Committee, at its discretion, may grant Incentive Bonus Awards to such Participants as it may designate from time to time on such terms and conditions as the Committee shall determine.

Section 12.2 Performance Criteria.  The determination of Incentive Bonus Awards for a given year or years may be based upon the attainment of specified levels of Company or Subsidiary performance as measured by performance criteria determined at the discretion of the Committee, including any or all of the Performance Measures set forth in Section 14 of the Plan. The Committee shall (i) select those Participants who shall be eligible to receive an Incentive Bonus Award, (ii) determine the performance period, (iii) determine target levels of performance, and (iv) determine the level of Incentive Bonus Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Incentive Bonus Award relates (or for Incentive Bonus Awards that are Section 162(m) Awards, within the permissible time period established for exemption under Code Section 162(m) of the Code), to the extent applicable, and while the outcome of the performance goals and targets is substantially uncertain.

12.3 Payment.

(a) Incentive Bonus Awards shall be paid in cash or settled through the issuance of unrestricted shares of Common Stock, Restricted Stock Awards or Restricted Stock Units under the Plan, as determined by the Committee in its sole discretion. Payment or settlement shall be made following a determination by the Committee that the performance targets were attained.

(b) The amount of an Incentive Bonus Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.

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~~12.~~13. Other Cash-Based Awards and Other Stock-Based Awards

~~Section 12.1. Other Cash-Based and Stock-Based Awards~~Section 13.1 Grant.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of ~~this~~ the Plan (including the grant or offer for sale of unrestricted ~~Shares~~shares of Common Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to a Participant, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. In addition, the Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

Section 13.2 ~~Section 12.2.~~Value ~~of Cash-Based Awards and Other Stock-Based Awards~~.  Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee, in its sole discretion. Each Other Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Other Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

Section 13.3 ~~Section 12.3.~~Payment ~~of Cash-Based Awards and Other Stock-Based Awards~~. Payment, if any, with respect to Other Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or ~~Shares~~ shares of Common Stock, as the Committee determines.

14. Section 162(m) Awards.

Section 14.1 Grant.  The Committee, at its discretion, may grant Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Bonus Awards, Other Stock-Based Awards and/or Other Cash-Based Awards that are intended to be exempt from the deduction limitation under Section 162(m) of the Code by virtue of the exception for “qualified performance-based compensation” under Section 162(m) of the Code (“Section 162(m) Awards”). Section 162(m) Awards must comply with the additional requirements set forth in this Section 14, which shall control over any other provision that pertains to such Award.

Section 14.2 Performance Measures.

(a) Each Section 162(m) Award shall be contingent on the attainment of one or more pre-established, objective performance goals based on one or more Performance Measures (“Performance Goals”). Further, at the discretion of the Committee, a Section 162(m) Award may be subject to goals and restrictions in addition to the attainment of Performance Goals.

(b) “Performance Measures” are one or more measures of performance based on one or more of the following criteria, or a combination of any of the following criteria, as determined by the Committee: (i) net earnings or net income (before or after taxes); (ii) earnings growth; (iii) earnings per share (including, but not limited to, growth in diluted earnings per share from continuing operations); (iv) net sales (including, but not limited to, net sales growth); (v) gross profits or net operating profit; (vi) return measures (including, but not limited to, return on assets, capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital and statutory cash measures); (viii) revenue growth; (ix) earnings before or after taxes, interest, depreciation, and/or amortization; (x) productivity ratios; (xi) Common Stock price (including, but not limited to, growth measures), (xii) total stockholder return; (xiii) expense targets; (xiv) margins (including, but not limited to, gross or operating margins and earnings before or after taxes, interest, depreciation, and/or amortization margins); (xv) operating efficiency; (xvi) customer satisfaction or increase in the number of customers; (xvii) attainment of budget goals; (xviii) division working capital turnover; (xix) attainment of strategic or operational initiatives; (xx) market share; (xxi) cost reductions; (xxii) working capital targets; (xxiii) sales backlog; (xxiv) net debt; and (xxv) value-added measures. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; asset write-downs; effects of changes in tax laws, accounting principles or other laws or provisions; effects of currency fluctuations; effects of industry volumes, customer mix or customer tooling payments and

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receipts; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for reorganizations and restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition and divestiture expenses; effects of litigation or claim judgments or settlements and effects of acquisitions and divestitures. Performance Goals may be (i) used to measure the performance of the Company and/or any of its Subsidiaries as a whole, any business unit thereof, or any combination thereof (ii) absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and (iii) expressed in terms of a progression within a specified range.

(c) For each Section 162(m) Award, the Committee shall (i) select the Participant who shall be eligible to receive a Section 162(m) Award, (ii) determine the Performance Goals, (iii) determine the applicable period of service to which the Performance Goals relate (the “Performance Period”), and (iv) determine, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if the Performance Goal is obtained. The Committee shall make the foregoing determinations prior to the commencement of the Performance Period applicable to an Award (or within the permissible time period established under Section 162(m) of the Code) and while the outcome of the Performance Goals is substantially uncertain.

14.3 Certification of Attainment of Performance Goals; Negative Discretion.

(a) After each Performance Period, but in all cases prior to payment or settlement of a Section 162(m) Award, the Committee shall certify in writing (which may include the written minutes for any meeting of the Committee) that the Performance Goals and all other material terms applicable to a Section 162(m) Award were in fact satisfied. At the time of such certification, the Committee shall also determine the amount of compensation payable to the Participant as a result of the attainment of such Performance Goals. The Committee shall have no discretion to waive all or part of the Performance Goals applicable to the receipt of full or partial payment of a Section 162(m) Award, except in the case of a Change in Control or the death or Disability of a Participant.

(b) Notwithstanding the foregoing, the Committee may, in its discretion, reduce any Section 162(m) Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate in light of pay practices of competitors, or the performance of the Company, a Subsidiary or a Participant relative to the performance of competitors, or performance with respect to the Company’s strategic business goals.

Section 14.4 Individual Participant Limitations. Subject to adjustment as provided in Section 4.2, with respect to Section 162(m) Awards and Stock Options and Stock Appreciation Rights intended to be exempt from the deduction limitation under Code Section 162(m), no Participant in any one fiscal year of the Company may be granted (a) Stock Options or Stock Appreciation Rights with respect to more than 500,000 shares of Common Stock each; (b) Restricted Stock or Restricted Stock Units with respect to more than 300,000 shares of Common Stock each; and (c) Performance Shares, Incentive Bonus Awards and Other Stock Based Awards that are denominated in shares of Common Stock with respect to more than 300,000 shares of Common Stock each. The maximum dollar value payable to any Participant in any one fiscal year of the Company with respect to Restricted Stock Units, Performance Units or Incentive Bonus Awards or Other Stock-Based Awards that may be settled in cash or other property (other than Common Stock) is $6,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted towards the applicable limitations. The limitations in this Section 14.4 shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

15. ~~13.~~Change in Control .

Section 15.1 Effect.

~~Section 13.1. Effect of Change in Control.~~ (a) The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a “Change in Control” on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights

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under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. To the extent necessary for compliance with Section 409A of the Code, an Award Agreement shall provide that an Award subject to the requirements of Section 409A that would otherwise become payable upon a Change in Control shall only become payable to the extent that the requirements for a “change in control” for purposes of Section 409A have been satisfied.

(b) Notwithstanding anything to the contrary set forth in the Plan, unless otherwise provided by an Award Agreement, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Stock Options and Stock Appreciation Rights held by Participants affected by the Change in Control to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units , Incentive Bonus Award and any other Award held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part; (iii) cancel any Stock Option or Stock Appreciation Right in exchange for a substitute option in a manner consistent with the requirements of Treasury Regulation. §1.424-1(a) (notwithstanding the fact that the original Stock Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units held by a Participant in exchange for restricted stock or performance shares of or stock or performance units in respect of the capital stock of any successor corporation; (v) redeem any Restricted Stock held by a Participant affected by the Change in Control for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted share of Common Stock on the date of the Change in Control; (vi) cancel any Stock Option or Stock Appreciation Right held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (A) the number of shares of Common Stock subject to that Stock Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value per share of Common Stock on the date of the Change in Control and the exercise price of that Stock Option or Stock Appreciation Right; provided, that if the Fair Market Value per share of Common Stock on the date of the Change in Control does not exceed the exercise price of any such Stock Option or Stock Appreciation Right, the Committee may cancel that Stock Option or Stock Appreciation Right without any payment of consideration therefor; (vii) cancel any Restricted Stock Unit or Performance Unit held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per share of Common Stock on the date of the Change in Control (provided that such cancelation and exchange does not violate Section 409A of the Code); or (ix) make such other modifications, adjustments or amendments to outstanding Awards or ~~this~~ the Plan as the Committee deems necessary or appropriate.

16. ~~14.~~General Provisions .

Section 16.1 Award Agreement.  To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of ~~section~~ Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.

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~~Section 14.2.~~Section 16.2 Forfeiture Events/Representations.  The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company. The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation. In addition, (i) Awards and any compensation directly attributable to Awards may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law and (ii) any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

Section 16.3 ~~Section 14.3.~~No Assignment or Transfer; Beneficiaries.

~~(a)~~(a) Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

~~(b) Limited Transferability Rights.~~ (b) Notwithstanding anything else in this Section ~~14.3~~ 16.3 to the contrary, the Committee may in its discretion provide in an Award Agreement that an Award in the form of a Nonqualified Stock Option, share-settled Stock Appreciation Right, Restricted Stock, Performance Share or share-settled Other Stock-Based Award may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

~~Section 14.4.~~Section 16.4 Rights as Stockholder.  A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that ~~the~~ an Award Agreement (other than an Award Agreement for Stock Options or Stock Appreciation Rights) provides for dividend payments or dividend equivalent rights.

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~~Section 14.5.~~Section 16.5 Employment or Service.  Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or Participant for any reason at any time.

~~Section 14.6.~~Section 16.6 Fractional Shares.  In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment.

~~Section 14.7.~~Section 16.7 Other Compensation and Benefit Plans.  The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or any Subsidiary, including, without limitation, under any bonus, pension, profit-sharing, life insurance, salary continuation or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

~~Section 14.8.~~Section 16.8 Plan Binding on Transferees.  The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries. In addition, all obligations of the Company under ~~this~~ the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

~~Section 14.9.~~Section 16.9 Foreign Jurisdictions.  The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

~~Section 14.10.~~Section 16.10 Substitute Awards in Corporate Transactions.  Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any shares of Common Stock subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in the Plan.

~~Section 14.11. Stockholder Agreements; Restrictions.  Upon the grant of any Award or the distribution of Common Stock pursuant to any Award (as applicable), the Participant (or legal representative) may be required to become a party to a Stockholders Agreement and/or related agreement(s), which shall include such terms and conditions (including without limitation, call rights, drag-along rights and refusal rights), as may be determined by the Committee in its sole discretion.~~

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~~15. Legal Compliance~~

17. Legal Compliance.

Section 17.1 Securities Laws.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares. ~~All Common Stock issued pursuant to the terms of this Plan shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated pursuant to the Securities Act, and may not be transferred except in compliance herewith and with the registration requirements of the Securities Act or an exemption therefrom.~~ Certificates representing Common Stock acquired pursuant to an Award may bear such legend as the Company may consider appropriate under the circumstances. If an Award is made to an Eligible Person who is subject to Chinese jurisdiction, and approval of the Award by China’s State Administration of Foreign Exchange is needed, the Award may be converted to cash or other equivalent amount if and to the extent that such approval is not obtained.

~~Section 15.2.~~Section 17.2 Incentive Arrangement.  The Plan is designed to provide an on-going, pecuniary incentive for Participants to produce their best efforts to increase the value of the Company. The Plan is not intended to provide retirement income or to defer the receipt of payments hereunder to the termination of a Participant’s employment or beyond. The Plan is thus intended not to be a pension or welfare benefit plan that is subject to Employee Retirement Income Security Act of 1974 (“ERISA”), and shall be construed accordingly. All interpretations and determinations hereunder shall be made on a basis consistent with the Plan’s status as not an employee benefit plan subject to ERISA.

~~Section 15.3.~~Section 17.3 Unfunded Plan.  The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

~~Section 15.4.~~Section 17.4 Section 409A Compliance.  To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such interpretations or changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements, provided that the Committee shall act in a manner that is intended to preserve the economic value of the Award to the Participant. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on any Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, all or part of an Award payment to a Participant who is determined to constitute a Code Section 409A “Specified Employee” at the time of separation from service, shall be delayed (if then required) under Code Section 409A, and paid in an aggregated lump on the first business day after six (6) months have lapsed following the Participant’s separation from service, or the date of the Participant’s death, if earlier. Any remaining payments shall be paid on their regularly scheduled

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payment dates. For purposes of the Plan and any Agreements issued under the Plan, the phrases “separation from service,” “termination of employment” and “employment termination” shall be deemed to mean “separation from service” as defined by Code Section 409A.

Section 17.5 Tax Withholding.

~~Section 15.5. Tax Withholding.~~ (a) The Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of ~~this~~ the Plan, but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements.~~Notwithstanding the foregoing, if a minimum statutory amount of withholding does not apply under the laws of any foreign jurisdiction, the Company may withhold such amount for remittance to the applicable taxing authority of such jurisdiction as the Company determines in its discretion, uniformly applied, to be appropriate.~~

(b) If permitted under an Award Agreement or authorized by the Committee, (i) a Participant may, in order to fulfill the minimum statutory withholding obligation, tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable minimum withholding taxes, and (ii) the broker-assisted exercise procedure described in Section 6.5 may also be utilized to satisfy the withholding requirements related to the exercise of a Stock Option.

(c) Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; or (ii) such withholding would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002).

Section 17.6 No Guarantee of Tax Consequences.  Neither the Company, the Board, the Committee nor any other Person make any commitment or guarantee that any federal, state, local or foreign tax treatment will apply or be available to any Participant or any other person hereunder.

~~Section 15.7.~~Section 17.7 Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

~~Section 15.8.~~Section 17.8 Governing Law.  The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

~~16.Effective Date,~~ 18. Amendment and ~~Termination~~ Termination.

~~Section 16.2.~~

~~Section 16.1. Effective Date.  The Plan shall become effective as of the date on which Tower Automotive, LLC converts from its status as a limited liability company to corporate form and changes its name to Tower International, Inc. pursuant to the Delaware General Corporation Law.~~

~~Amendment; Termination.~~ The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Awards, without the consent of such Participant. The Plan will continue in effect until terminated in accordance with this Section ~~16.2~~18; provided, however, that no Award will be granted hereunder on or after the ~~10th~~ tenth anniversary of the ~~date of the Plan’s adoption by the Board~~Restatement Date; but provided further, that Awards granted prior to such ~~10th~~ tenth anniversary may extend beyond that date.

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DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Frank English, Jr. 02 Jonathan Gallen

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000201711_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and AR/10K Wrap is/are available at www.proxyvote.com .

TOWER INTERNATIONAL, INC.
Annual Meeting of Stockholders
April 25, 2014 8:30 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Mark Malcolm and Nanette Dudek, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TOWER INTERNATIONAL, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, EDT on Friday, April 25, 2014, at Laurel Park Office Complex, 17672 Laurel Park Drive North, Livonia, Michigan, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000201711_2 R1.0.0.51160